UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
Filed by the Registrant	☒
Filed by a party other than the Registrant	☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Under §240.14a-12
VERITONE, INC.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11.

VERITONE, INC.
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
June 17, 2022
To the Stockholders of Veritone, Inc.:
NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Veritone, Inc. will be held on Friday, June 17, 2022, at 10:30 a.m., Mountain Time. The annual meeting will be a virtual meeting via live webcast on the Internet. Stockholders may attend the annual meeting online by visiting www.virtualshareholdermeeting.com/VERI2022. The annual meeting is being held for the purpose of considering and acting upon the following:
1.	To elect two directors named in the proxy statement as Class II directors to serve for a term of three years;
2.	To ratify the appointment of Grant Thornton LLP as Veritone’s independent registered public accounting firm for the fiscal year ending December 31, 2022; and
3.	To transact such other business as may properly be brought before the meeting or any adjournment thereof.
The foregoing items of business are more fully described in the proxy statement accompanying this notice.
Only stockholders of record at the close of business on April 20, 2022 are entitled to notice of and to vote at the meeting. All such stockholders are cordially invited to attend the meeting. However, to ensure your representation at the meeting, you are urged to vote by proxy prior to the meeting. If you attend the meeting, you may vote during the meeting even if you have voted by proxy.
We encourage you to access the virtual annual meeting before the start time of 10:30 a.m., Mountain Time, on June 17, 2022, to allow ample time for online check-in, which will begin at 10:15 a.m., Mountain Time. To attend the meeting, you will need the 16-digit control number provided on your proxy card or voting instruction form.
By order of the Board of Directors

Chad Steelberg

Chad Steelberg
Chairman of the Board and Chief Executive Officer
April 27, 2022
Denver, Colorado
YOUR VOTE IS IMPORTANT. EVEN IF YOU PLAN TO ATTEND THE MEETING, PLEASE VOTE BY PROXY PRIOR TO THE MEETING. IF YOU CHOOSE TO VOTE BY MAIL, PLEASE DO SO PROMPTLY TO ENSURE YOUR PROXY ARRIVES IN SUFFICIENT TIME.

VERITONE, INC.
PROXY STATEMENT
GENERAL INFORMATION
PROXY STATEMENT AND SOLICITATION OF PROXIES
Solicitation by Board
This proxy statement is being furnished in connection with the solicitation of proxies by our Board of Directors (the “Board”) for use at our Annual Meeting of Stockholders to be held on Friday, June 17, 2022 at 10:30 a.m., Mountain Time, via live webcast on the Internet.
Solicitation of Proxies and Related Expenses
We will bear all expenses incurred in connection with this solicitation. We anticipate that this solicitation of proxies will be made primarily by mail; however, in order to ensure adequate representation at the annual meeting, our directors, officers and other employees may communicate with stockholders, brokerage houses and others by telephone, facsimile or electronic transmission, or in person, to request that proxies be furnished. We may reimburse banks, brokerage houses, custodians, nominees and fiduciaries for their reasonable expenses in forwarding proxy materials to the beneficial owners of the shares held by them. No additional compensation will be paid to our directors, officers or other employees for solicitation of proxies by such individuals.
Record Date and Voting Securities
Our Board has fixed the close of business on April 20, 2022 as the record date for the determination of stockholders entitled to receive notice of and to vote at the annual meeting. As of the record date, there were 36,062,187 shares of our common stock outstanding and entitled to vote. Each stockholder is entitled to one vote for each share of common stock held as of the record date.
Availability of Materials
We are making this proxy statement, and our Annual Report on Form 10-K for our fiscal year ended December 31, 2021, available to all stockholders of record on the record date for the annual meeting for the first time on or about April 27, 2022. On such date, we are mailing to each stockholder of record on the record date for the annual meeting either a Notice Regarding the Availability of Proxy Materials informing the stockholder of how to electronically access a copy of this proxy statement and our Annual Report on Form 10-K and how to vote online (the “Notice”), or printed copies of such materials, if printed copies have been previously requested by the stockholder. If any stockholder who receives a Notice would like to receive printed copies of such materials, such printed copies may be requested by following the instructions contained in the Notice and will be provided free of charge. Except as may be required by Securities and Exchange Commission (“SEC”) rules and regulations, our Annual Report on Form 10-K is not to be regarded as proxy soliciting material or as communications by means of which any solicitation is to be made.
We will provide without charge to each stockholder solicited by these proxy solicitation materials a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, as amended, without exhibits upon request of such stockholder made in writing to Veritone, Inc., 2420 17th St., Office 3002, Denver, Colorado 80202, Attention: Chief Financial Officer. We will also furnish any exhibit to such Annual Report on Form 10-K if specifically requested in writing.
Stockholders Sharing the Same Address
SEC rules permit us to deliver one copy of our proxy statement and Annual Report on Form 10-K to two or more stockholders who share an address, unless we have received contrary instructions from one or more of the stockholders. This delivery method, which is known as “householding,” reduces our printing costs, mailing costs and fees. Upon request, we will promptly deliver a separate copy of either document to you if you write us at our corporate offices at Veritone, Inc., 2420 17th St., Office 3002, Denver, Colorado 80202, Attn: Chief Financial Officer or call us at (888) 507-1737. If you are a stockholder and share an address and last name with one or more other stockholders and would like to revoke your householding consent, or you are a stockholder eligible for householding and would like to participate in householding, please notify your broker, bank or other nominee (each, a “Nominee”) if your shares are held in “street name” or contact us at the above address or telephone number.
Attending the Annual Meeting
We will hold our annual meeting as a virtual meeting this year to allow for greater participation by our stockholders while helping protect the health and safety of our stockholders, directors and employees due to continuing public health concerns related to the COVID-19 pandemic. The virtual meeting has been designed to provide stockholders with the same rights to participate as they would have at an in-person meeting. All stockholders of record on the record date will be able to attend the meeting online, submit questions and vote shares electronically during the meeting. We intend to answer questions submitted by stockholders that are pertinent to the business of the annual meeting, as time permits.
The virtual annual meeting will begin at 10:30 a.m., Mountain Time, on June 17, 2022. You may attend the meeting by visiting www.virtualshareholdermeeting.com/VERI2022. We encourage you to access the virtual meeting before the start time to allow ample time for online check-in, which will begin at 10:15 a.m., Mountain Time, to test Internet connectivity and to submit questions before the start of the annual meeting. To attend the virtual meeting, you will need the 16-digit control number provided on your proxy card or voting instruction form. All proxyholders and all stockholders of record on the record date who attend the virtual meeting will be deemed to be present in person at the annual meeting.
Even if you plan to attend the virtual annual meeting, we recommend that you vote your shares in advance, so that your vote will be counted if you later decide not to attend the meeting.
Quorum
A quorum is the number of shares of capital stock of a corporation that must be present in person or represented by proxy in order to transact business. A majority of our shares of common stock entitled to vote, present in person or represented by proxy, will constitute a quorum at the annual meeting. Both abstentions and broker non-votes, each described below, are counted for the purpose of determining the presence of a quorum.
Abstentions
When an eligible voter attends the annual meeting, in person or by proxy, but decides not to vote on a proposal, the voter’s decision not to vote is called an “abstention.” Properly executed proxy cards that are marked “abstain” on any proposal will be treated as abstentions for that proposal. We will treat abstentions as follows:
•
abstention shares will be treated as not voting for purposes of determining the outcome on any proposal for which the minimum affirmative vote required for approval of the proposal is a plurality or a majority (or some other percentage) of the votes actually cast, and thus will have no effect on the outcome; and

•
abstention shares will have the same effect as votes against a proposal if the minimum affirmative vote required for approval of the proposal is a majority (or some other percentage) of (i) the shares present and entitled to vote or (ii) all shares outstanding and entitled to vote.

Broker Non-Votes
Broker non-votes occur when shares held in “street name” by a nominee for a beneficial owner (a “Nominee”) are not voted with respect to a particular proposal because (i) the Nominee does not receive voting instructions from the beneficial owner, and (ii) the Nominee lacks discretionary authority to vote the shares. We will treat broker non-votes as follows:
•
broker non-votes will not be treated as shares present and entitled to vote for purposes of any matter requiring the affirmative vote of a majority or other proportion of the shares present and entitled to vote (even though the same shares are considered present for quorum purposes and may be entitled to vote on other matters). Thus, a broker non-vote will not affect the outcome of the voting on a proposal for which the minimum affirmative vote required for approval of the proposal is a plurality or a majority (or some other percentage) of (i) the votes actually cast, or (ii) the shares present and entitled to vote; and
•
broker non-votes will have the same effect as votes against a proposal for which the minimum affirmative vote required for approval of the proposal is a majority (or some other percentage) of all shares outstanding and entitled to vote.

A Nominee only has discretionary authority to vote shares on a proposal that is considered a “routine” matter under applicable rules and related guidance. The proposal for the ratification of the appointment of our independent registered public accounting firm is considered a “routine” matter and, accordingly, a Nominee has discretionary authority to vote shares on such proposal. The election of directors is considered a “non-routine” matter and, accordingly, a Nominee does not have discretionary authority to vote shares on such proposal.
Vote Required
A quorum at the annual meeting is required for the approval of any of the proposals set forth herein. Directors will be elected by a plurality of the votes cast on the election of directors. The approval of other proposals to be considered at the annual meeting requires the affirmative vote of the holders of a majority of the total votes of shares of our common stock cast at the annual meeting in person or by proxy.
Voting of Proxies
Stockholders may vote by proxy or in person at the annual meeting. To vote by proxy, stockholders may vote by Internet, telephone or mail. The instructions and information needed to access our proxy materials and vote by Internet can be found in the Notice. Alternatively, if printed copies of our proxy materials have been requested by a stockholder, the instructions and information needed to vote by Internet, telephone or mail can be found in the proxy card accompanying such materials.
If you are the beneficial owner of shares held by a Nominee, then your Nominee, as the record owner of the shares, must vote those shares in accordance with your instructions. Please refer to the voting instruction form that your Nominee makes available to you for voting your shares.
Two of our officers, Chad Steelberg and Michael L. Zemetra, have been designated by our Board as proxies for voting on matters brought before the annual meeting. Each proxy properly received by us prior to the annual meeting, and not revoked, will be voted in accordance with the instructions given in the proxy. If a choice is not specified in the proxy, the proxy will be voted (i) FOR the election of the director nominees listed therein; and (ii) FOR the ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022.
Revoking a Proxy
Any proxy may be revoked or superseded by giving notice of revocation in writing prior to the commencement of the annual meeting, by executing and delivering a later proxy prior to the commencement of the annual meeting, or by voting at the annual meeting. Attendance at the annual meeting will not in and of itself constitute revocation of a submitted proxy. Any written notice revoking a proxy should be sent to our Chief Financial Officer at our corporate offices at 2420 17th St., Office 3002, Denver, Colorado 80202, and must be received prior to the commencement of the annual meeting.
If your shares are held in the name of a Nominee, you may change your vote by submitting new voting instructions to your Nominee. Please contact your Nominee for further instructions on changing your vote.
STOCKHOLDER PROPOSALS
Any stockholder desiring to submit a proposal for action at our 2023 annual meeting of stockholders and presentation in our proxy statement for such meeting should deliver the proposal to us at our corporate offices no later than December 30, 2022 in order to be considered for inclusion in our proxy statement relating to that meeting in accordance with Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended (the

“Exchange Act”). Matters pertaining to proposals, including the number and length thereof, eligibility of persons entitled to have such proposals included in the proxy statement and other aspects are covered by Rule 14a-8 and other laws and regulations, to which interested persons should refer.
In addition, under our amended and restated bylaws (“Bylaws”), any stockholder who is entitled to vote at a meeting of stockholders and who intends to propose business at such meeting must provide timely written notice to our Secretary. To be timely, a stockholder’s written notice must be received by our Secretary at our principal executive offices no later than the close of business on the ninetieth (90th) day nor earlier than the close of business on the one hundred twentieth (120th) day prior to the one-year anniversary of our annual meeting. As a result, any notice given by a stockholder pursuant to the provisions of our Bylaws in connection with our 2023 annual meeting of stockholders must be received no earlier than February 17, 2023 and no later than March 19, 2023. However, if our 2023 annual meeting occurs more than thirty (30) days before or more than sixty (60) days after June 17, 2023, in order to be timely, notice by the stockholder must be received by our Secretary no later than the close of business on the later of the ninetieth (90th) day prior to the scheduled date of our 2023 annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made.
Such notice must set forth as to each matter that the stockholder proposes to bring before any meeting of stockholders: (1) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting; (2) the name and record address of the stockholder giving such notice, and the names and addresses of the beneficial owner(s), if different, on whose behalf the business proposed to be brought before a meeting of stockholders is made (collectively, the “Proposing Person(s)”); (3) certain information regarding the ownership interests of each such Proposing Person, or any of its affiliates or associates, in our securities; (4) any material interest of each such Proposing Person in such business; and (5) certain other information required to be included in any such notice, as described in Article I, Section 2(a)(2) of our Bylaws, including, but not limited to, information regarding any transactions, agreements or arrangements giving the Proposing Persons other interests in or related to our capital stock, or any agreements, arrangements or understandings by and among the Proposing Persons and any other person pertaining to the business proposed to be brought before the annual meeting. Stockholders providing notice of proposed business to be brought before an annual meeting must also follow the procedures set forth in our Bylaws pertaining to updates and supplements to the information contained in such notice.
Rule 14a-4 promulgated under the Exchange Act governs our use of our discretionary proxy voting authority with respect to a stockholder proposal that is not addressed in our proxy statement. Such rule provides that if a proponent of a proposal fails to notify us with respect to such proposal at least 45 days prior to the current year’s anniversary of the date of mailing of the prior year’s proxy statement, then we will be allowed to use our discretionary voting authority when the proposal is raised at the annual meeting, without any discussion of the matter in the proxy statement. We anticipate that our next annual meeting of stockholders will be held in May or June 2023. If we do not receive any stockholder proposals for our 2023 annual meeting in accordance with the requirements of Rule 14a-4(c)(1) promulgated under the Exchange Act, we will be able to use our discretionary voting authority as outlined above. In addition, if the stockholder does not comply with the requirements of Rule 14a-4(c)(2) promulgated under the Exchange Act, we may exercise discretionary voting authority under proxies that we solicit to vote in accordance with our best judgment on any such stockholder proposal.
OTHER MATTERS
Management is not aware of any other matters that will be presented for consideration at our annual meeting.
VERITONE CORPORATE OFFICE
Our corporate offices are located at 2420 17th St., Office 3002, Denver, Colorado 80202.

PROPOSAL ONE
ELECTION OF DIRECTORS
BOARD OF DIRECTORS
The size of our Board is currently fixed at seven directors. There are currently seven directors serving on our Board with no vacancies. Our Board is divided into three classes, with each director serving a three-year term, and one class being elected at each year’s annual meeting of stockholders. Class I consists of two directors, Class II consists of two directors, and Class III consists of three directors. The terms of our current Class II directors will expire at our 2022 annual meeting. Our Class III directors will continue to serve until our annual meeting in 2023, and our Class I directors will continue to serve until our annual meeting in 2024.
Our amended and restated certificate of incorporation provides that the number of directors of our company will be fixed solely and exclusively by resolution duly adopted from time to time by our Board. Any additional directorships resulting from an increase in the number of directors may only be filled by the directors then in office unless otherwise required by law or by a resolution passed by our Board. The term of office for each director will be until his or her successor is elected at an annual meeting of stockholders or his or her death, resignation or removal, whichever is earliest to occur.
Director Nominees
Based upon the recommendation of our Corporate Governance and Nominating Committee, our Board has nominated the individuals set forth below to serve as Class I directors until our annual meeting of stockholders in 2025. Each nominee is currently serving on our Board.
Name	Principal Occupation	Age	Director Since
Knute P. Kurtz	Independent Investor	66	2017
Nayaki R. Nayyar	President and Chief Product Officer, Ivanti	51	2018
Knute P. Kurtz has served as our director since June 2017. Until his retirement in June 2016, Mr. Kurtz was the Managing Partner of the Orange County office of PricewaterhouseCoopers LLP (“PwC”). During his ten years in that role, Mr. Kurtz was responsible for leading all important market facing activities on behalf of PwC and overseeing the delivery of assurance, financial/tax and advisory services to public and private clients in the market. He was a member of PwC’s senior leadership for the Southern California, Phoenix and Las Vegas cluster of offices and also served as the Market Leader for PwC’s Private Company Services practice in that region. Prior to his role in the Southern California market, Mr. Kurtz served in various other leadership positions with PwC over a career that spanned 38 years and six offices throughout the United States. His professional experience includes serving as the lead advisor and audit partner to public and private clients in a number of different industry sectors and companies as diverse as Fortune 500 companies to high tech start-up entities. In addition to financial/audit services, he has extensive experience in capital market transactions including initial public offerings, mergers and acquisitions and debt offerings. His client work has also included advising audit committees and senior management on matters pertaining to corporate governance, risk assessments, internal controls and strategic initiatives. We believe that Mr. Kurtz is qualified to serve on our Board based on his extensive experience and knowledge in accounting and auditing matters involving publicly traded technology companies, which provide our Board with valuable insight in their oversight of our company in these areas.
Nayaki R. Nayyar has served as our director since October 2018. Since July 2020, Ms. Nayyar has served first as Executive Vice President and Chief Product Officer and currently as President and Chief Product Officer of Ivanti, a leading supplier of enterprise IT security solutions. From October 2016 to July 2020, Ms. Nayyar served as President of Digital Service and Operations Management at BMC Software, Inc. (“BMC”), a leading enterprise software solutions provider. Prior to joining BMC, Ms. Nayyar served as General Manager and Global Head of the Internet of Things (IoT) division of SAP SE, a leading provider of enterprise application software, from January 2016 to October 2016. She joined SAP SE in 2011, holding the positions of Senior Vice President, Corporate Strategy, from March 2011 to December 2011, and Senior Vice President, SAP Cloud, Customer Engagement, from January 2012 to December 2015. Ms. Nayyar also served as Vice President and Chief Technical Officer, Enterprise Architecture and Application Services, at Valero Energy Corporation, an international petroleum company, from August 2000 to February 2011. Ms. Nayyar currently serves on the board of directors of Corteva, Inc., a publicly traded agriculture company, and on the board of directors of TD Synnex, a publicly traded technology distributor. We believe that Ms. Nayyar is qualified to serve on our Board due to her technical expertise in enterprise cloud software and IoT technologies, and her extensive experience in leading large teams in complex global organizations through acquisitions, technology transitions and growth phases, which provide valuable insight to our Board with respect to our technology and growth strategies. Additionally, as an executive with several years of experience in the technology industry, we believe that Ms. Nayyar contributes her leadership skills and business experience to the Board. In addition, we believe that Ms. Nayyar’s membership on the Board helps to achieve the objective that its membership be composed of experienced and dedicated individuals with diversity of backgrounds, perspectives, skills and other individual qualities that contribute to Board perspective and effectiveness.
Unless otherwise instructed, each proxy received by us will be voted in favor of the election of the nominees named above as directors. The nominees have indicated that they are willing and able to serve as directors if elected. If any nominee should become unable or unwilling to serve, it is the intention of the persons designated as proxies to vote instead, in their discretion, for any such other person as may be designated as a nominee by our Board.
Our Board recommends a vote “FOR” the election of the nominees named in this proxy statement as directors.
Continuing Directors
The following directors will continue to serve on our Board:
Name	Principal Occupation	Age	Class	Term Expires	Director Since
Chad Steelberg	Chairman of the Board and Chief Executive Officer, Veritone, Inc.	51	III	2023	2014
G. Louis Graziadio, III	President and Chief Executive Officer, Second Southern Corp.	72	III	2023	2016
Ryan Steelberg	President, Veritone, Inc.	48	III	2023	2014
Jeff P. Gehl	Managing Partner, RCP Advisors, LLC	55	I	2024	2017
Richard H. Taketa	President, Taketa Capital Corporation	50	I	2024	2019

Chad Steelberg is a co-founder of our company and has served as our Chief Executive Officer and Chairman of the Board since our inception in June 2014. From January 2007 to December 2012, he served as a board member of Brand Affinity Technologies, Inc., a technology and marketing services company. Prior to that, Mr. Steelberg served as the general manager of the Audio Division of Google Inc. from February 2006 to February 2007. From February 2002 to February 2007, he was the co-founder and Chief Executive Officer of dMarc Broadcasting, an advertising company that was acquired by Google Inc. in 2006. Prior to that, Mr. Steelberg was the co-founder and Chief Executive Officer of Adforce, a publicly traded centralized independent ad-serving company that was acquired by CMGi in 1999. We believe that Mr. Steelberg is qualified to serve on our Board based on his long and successful track record in identifying new market opportunities and creating disruptive technology-based companies. In addition, Mr. Steelberg’s intimate knowledge of the day-to-day management and operations of our company provides our Board with an in-depth understanding of our company.
G. Louis Graziadio, III has served as our director since August 2016. Since March 1990, Mr. Graziadio has been President and Chief Executive Officer of Second Southern Corp., the managing partner of Ginarra Partners, L.L.C., a closely-held company involved in a wide range of investments and business ventures. Mr. Graziadio is also Chairman of the Board and Chief Executive Officer of Boss Holdings, Inc., a distributor of consumer goods. From August 2016 to June 2018, Mr. Graziadio served as the Executive Chairman of Acacia Research Corporation (“Acacia”), a leading patent licensing firm. From 1984 to 2000, Mr. Graziadio served as a director of Imperial Bancorp, the parent company of Imperial Bank, a Los Angeles-based commercial bank acquired by Comerica Bank in January 2001. Mr. Graziadio, and companies with which he is affiliated, are significant shareholders in numerous private and public companies in a number of different industries. Since 1978, Mr. Graziadio has been active in restructurings of both private and public companies, as well as corporate spin-offs and initial public offerings. Mr. Graziadio previously served as a director of True Religion Apparel,

Inc., a publicly traded premium clothing company, from May 2005 until its sale in July 2013, and as a director of World Point Terminals, LP, a previously publicly traded company which owns, operates, develops, and acquires terminal assets relating to the storage of light refined products and crude oil, from August 2013 to August 2017. In addition, Mr. Graziadio is a member of the Pepperdine University Board and the Board of Visitors of the Graziadio School of Business and Management at Pepperdine University. He was also a founding member of the board of directors of the Los Angeles Fire Department Scholarship Fund. We believe that Mr. Graziadio is qualified to serve on our Board due to his extensive experience as a member of senior management at several different companies, as well as his expertise in the area of finance, investment and capital market transactions. In addition, his experience in serving on the boards of directors of public companies provides our Board with valuable skills and capabilities to help guide the governance of our company.
Ryan Steelberg is a co-founder of our company and has served as a director since our inception in June 2014 and as the President of our subsidiary, Veritone One, Inc., since June 2015. In March 2017, he was appointed as President of our company. From October 2007 to December 2014, he served as the President and Chief Executive Officer of Brand Affinity Technologies, Inc. Prior to that, Mr. Steelberg served as the Head of the Radio Division of Google Inc. from February 2006 to February 2007. From September 2002 to February 2007, he was the co-founder and President of dMarc Broadcasting, an advertising company that was acquired by Google Inc. in 2006. We believe that Mr. Steelberg is qualified to serve on our Board because of his extensive experience in the business development, marketing and management of enterprises in the media and digital technology industries. In addition, Mr. Steelberg’s intimate knowledge of our operations and technology provides our Board with an in-depth understanding of our company.
Jeff P. Gehl has served as our director since May 2017. Since 2001, Mr. Gehl has been a Managing Partner of RCP Advisors, a private equity firm he co-founded. Mr. Gehl is responsible for leading RCP’s client relations and fund-raising activities, as well as its relationships with private equity fund managers in the Western United States, and he also serves as a member of the investment committees and advisory boards of various funds in which RCP is invested. Prior to co-founding RCP, he was involved in a number of private equity-financed companies, where he held senior positions in finance and operations. In addition, Mr. Gehl founded and served as Chairman and Chief Executive Officer of MMI, a technical staffing company, and acquired Big Ballot, Inc., a sports marketing firm. He also serves as a director of P10 Holdings, Inc., a publicly traded asset management investment firm that is the parent company of RCP, and as a director of Super League Gaming, Inc., a leading amateur esports platform provider. Mr. Gehl received a Bachelor of Science degree in Business Administration from the University of Southern California’s Entrepreneur Program, where he received the “Entrepreneur of the Year” award in 1989. We believe that Mr. Gehl is qualified to serve on our Board based on his extensive experience in financing, developing and managing high-growth technology companies.
Richard H. Taketa has served as our director since May 2019. Since September 2018, Mr. Taketa has been President of Taketa Capital Corporation, a private equity investment and consulting company. Previously, he served as President and Chief Executive Officer of York Risk Services, Inc. (“York”), a leading provider of technology-enabled, integrated insurance services to the property and casualty insurance industry, from January 2014 to September 2018, and served as Chairman of York’s board of directors from October 2014 to July 2017. Prior to becoming CEO at York, Mr. Taketa served in a variety of capacities including as the President of Commercial Business, Chief Operating Officer and Chief Strategy Officer. Mr. Taketa joined York in 2006 upon its acquisition of Southern California Risk Management Associates, a regional provider of third-party administration services to insurance companies, where he had served as Chief Executive Officer since 2004. Prior to that, he was a co-founder and managing director of Eventide Capital, a small private equity firm, after working as a corporate securities lawyer with DLA, a global law firm and in various public policy roles with non-governmental organizations in Washington, D.C. Mr. Taketa currently serves on the board of directors of Palomar Holdings, Inc., a publicly traded provider of property catastrophe insurance, and has also served on the boards of directors of several privately held companies and charitable organizations. He was named an Ernst & Young’s Entrepreneur of the Year in 2017 for the State of New Jersey. He has been a recurring guest lecturer at the Stanford Graduate School of Business and is a member of the California Bar Association, inactive status. Mr. Taketa holds a Bachelor of Arts degree from Colgate University and a law degree from Stanford Law School. We believe that Mr. Taketa is qualified to serve on our Board based on his extensive experience in financing, developing and managing high-growth, technology-enabled companies, as well as his experience in the insurance and healthcare industries, corporate law and governance, mergers and acquisitions, public policy, and operating in regulated markets.

Other Directorships
Mr. Gehl currently serves on the boards of directors of two other publicly reporting companies, P10 Holdings, Inc. and Super League Gaming, Inc. Mr. Gehl does not currently serve, and during the past five years has not served, on the board of directors of any other publicly reporting company or investment company.
Ms. Nayyar currently serves on the board of directors of two other publicly reporting companies, Corteva, Inc. and TD Synnex. Ms. Nayyar does not currently serve, and during the past five years has not served, on the board of directors of any other publicly reporting company or investment company.
Mr. Taketa currently serves on the board of directors of one other publicly reporting company, Palomar Holdings, Inc. Mr. Taketa previously served on the board of directors of one other publicly reporting company, York Risk Services Holding Corp., until September 2018. Mr. Taketa does not currently serve, and during the past five years has not served, on the board of directors of any other publicly reporting company or investment company.
No other director currently serves, or during the past five years has served, on the board of directors of any other publicly reporting company or investment company.

CORPORATE GOVERNANCE
Board Independence
Our Board has determined that five of our seven current directors, Ms. Nayyar and Messrs. Gehl, Graziadio, Kurtz and Taketa, are independent, as determined in accordance with the rules of NASDAQ and the SEC. In making such independence determination, our Board considered the relationships that each non-employee director has with us and all other facts and circumstances that the Board deemed relevant in determining their independence.
Board Leadership Structure
Chad Steelberg, our Chief Executive Officer, serves as our Chairman of the Board. The Chairman has authority, among other things, to preside over Board meetings and set the agenda for Board meetings. Accordingly, the Chairman has substantial ability to shape the work of our Board. We currently believe that the combination of the roles of Chairman and Chief Executive Officer is appropriate for our business and affairs. Mr. Steelberg has extensive knowledge and experience in the management and operation of software and digital media companies, and an in-depth understanding of our business strategies and day-to-day operations, which make him well suited to set the agenda and lead the discussions at Board meetings as the Chairman. This also facilitates communications between our Board and management by ensuring a regular flow of information, thereby enhancing our Board’s ability to make informed decisions on critical issues facing our company. However, no single leadership model is right for all companies and at all times. Our Board recognizes that depending on the circumstances, other leadership models, such as the appointment of a lead independent director, might be appropriate. Accordingly, our Board may periodically review its leadership structure.
Board Role in Risk Oversight
Management continually monitors the material risks we face, including financial risk, strategic risk, enterprise and operational risk and legal and compliance risk. The Board, as a whole and at the committee level, has an active role in, and is responsible for, exercising oversight of management’s identification and management of, and planning for, those risks. In fulfilling this oversight role, our Board focuses on understanding the nature of our enterprise risks, including our operations and strategic direction, as well as the adequacy of our risk management process and overall risk management system. Our Board performs these functions in a number of ways, including the following:
•
at its regularly scheduled meetings, the Board receives management updates on our business operations, financial results, committee activities, and strategy and discusses risks related to the business;

•
the Audit Committee assists the Board in its oversight of risk management by discussing with management our policies regarding financial risk management, including major risk exposures, and the steps management has taken to monitor and mitigate such exposures;

•	the Compensation Committee assists the Board by evaluating potential risks related to our compensation programs; and
•
through management updates and committee reports, the Board monitors our risk management activities, including the enterprise risk management process and cybersecurity risks, risks relating to our compensation programs, and financial, legal and operational risks.

Like other companies in our industry, we have assessed and continue to assess the impact of COVID-19 on our business. Our Board has been actively engaged with management in monitoring the market developments and other effects of the COVID-19 pandemic.
Meetings
It is the policy of our Board to hold at least four regular meetings each year, typically one in each calendar quarter. In addition, our Board holds special meetings as and when deemed necessary by the directors.
Our Board held five meetings (including telephonic meetings) during the year ended December 31, 2021. Each director attended more than seventy-five percent of the aggregate of the number of meetings of our Board and the total number of meetings held by all committees of our Board on which he or she served.

We have not adopted a formal policy regarding attendance by members of our Board at our annual meetings of stockholders; however, generally, we expect that all directors will attend such meetings. All of our directors attended our 2021 annual meeting of stockholders.
Private Sessions
Our independent directors meet privately, without management present, at least four times during the year. These private sessions are generally held in conjunction with the regular quarterly Board meetings. Other private meetings are held as often as deemed necessary by the independent directors.
Committees of Our Board
Our Board has a standing Audit Committee, Compensation Committee and Corporate Governance and Nominating Committee. Each committee operates under a written charter adopted and reviewed annually by our Board, which satisfy the applicable standards of the SEC and NASDAQ. Copies of the charters of all standing committees are available on our website at investors.veritone.com under “Governance.” We will also provide electronic or paper copies of the standing committee charters free of charge, upon request made to our Secretary. Our Board may establish other committees from time to time as deemed appropriate by our Board based on the needs of our Board and the company.
Audit Committee
Our Audit Committee consists of Messrs. Graziadio, Kurtz and Taketa, and Mr. Kurtz serves as the Chairman. Our Board has affirmatively determined that each member serving on the Audit Committee meets the definition of an “independent director” for purposes of serving on an audit committee under Rule 10A-3 of the Exchange Act and NASDAQ rules. In addition, our Board has determined that each of Messrs. Graziadio, Kurtz and Taketa qualifies as an “audit committee financial expert,” as such term is defined in Item 407(d)(5) of Regulation S-K. Each member of the Audit Committee will be financially literate at the time such member is appointed. The Audit Committee held seven meetings (including telephonic meetings) during the year ended December 31, 2021.
Our Audit Committee has the responsibility to, among other things:
•	review and evaluate our annual and quarterly financial statements and reports, and discuss these statements and reports with our independent registered public accounting firm and management;
•	assess the independence and qualifications of, appoint and, where appropriate, replace our independent registered public accounting firm;
•	evaluate the performance of our independent registered public accounting firm;
•
review the proposed scope and results of the audit, and serve as the primary point of contact with our independent registered public accounting firm through the audit process with respect to key audit matters;

•	review and pre-approve audit and non-audit fees and services;
•
review accounting and financial controls with our independent registered public accounting firm and our financial and accounting staff, and oversee any the process of addressing any issues that arise with respect to the scope, adequacy and effectiveness of these controls;

•	assess and oversee the implementation of new accounting standards with our independent registered public accounting firm;
•	review and approve transactions between us and our directors, officers and affiliates;
•	recognize and prevent prohibited non-audit services;
•	establish procedures for complaints received by us regarding accounting matters;
•	oversee internal audit functions; and
•	review and evaluate our primary risk exposures.

Compensation Committee
Our Compensation Committee consists of Ms. Nayyar and Messrs. Gehl and Taketa, and Mr. Taketa serves as the Chairman. Our Board has determined that each member serving on the Compensation Committee is “independent” as that term is defined in the applicable NASDAQ rules. The Compensation Committee held four meetings (including telephonic meetings) during the year ended December 31, 2021.
Our Compensation Committee has the responsibility to, among other things:
•	review and determine the compensation arrangements for our executive officers;
•	establish and review general compensation policies with the objective to attract and retain superior talent, to reward individual performance and to achieve our financial goals;
•	administer our stock incentive and purchase plans;
•	evaluate the performance of our Chief Executive Officer and participate in the evaluation of other executive management;
•	evaluate and make recommendations to our Board regarding the compensation of our Board and its committees;
•	evaluate the potential risks related to our compensation programs; and
•	review the independence of any compensation advisers engaged by our Compensation Committee.
Corporate Governance and Nominating Committee
Our Corporate Governance and Nominating Committee consists of Messrs. Gehl, Graziadio and Kurtz, and Mr. Gehl serves as the Chairman. Our Board has determined that each member serving on the Corporate Governance and Nominating Committee is “independent” as that term is defined in the applicable NASDAQ rules. The Corporate Governance and Nominating Committee held three meetings during the year ended December 31, 2021.
Our Corporate Governance and Nominating Committee has the responsibility to, among other things:
•	identify, evaluate and make recommendations to our Board regarding prospective director nominees;
•	oversee the evaluation of our Board and its committees;
•	review developments in corporate governance practices;
•	evaluate the adequacy of our corporate governance practices and reporting; and
•	develop, periodically review and make recommendations to our Board regarding corporate governance guidelines and matters.
Identifying and Evaluating Director Candidates
Our Corporate Governance and Nominating Committee evaluates and recommends director candidates for nomination by the full Board. Any stockholder may recommend candidates for evaluation by the Corporate Governance and Nominating Committee by submitting a written recommendation to our Secretary in accordance with the requirements described under the heading “Stockholder Nominations” below.
There are no specific minimum qualifications that the Corporate Governance and Nominating Committee requires to be met by a director nominee recommended for a position on our Board, nor are there any specific qualities or skills that are necessary for one or more members of our Board to possess, other than as are necessary to meet the requirements of the laws, rules and regulations applicable to us. Except as required by applicable law, our Board does not have a formal policy regarding racial/ethnic, gender or other diversity characteristics of director candidates, but considers diversity of background and perspective, including with respect to age, gender, race, place of residence and specialized experience, as important factors in evaluating such candidates.
The Corporate Governance and Nominating Committee will evaluate any director candidates recommended by stockholders in the same manner as it would evaluate any other candidates identified by or recommended to the committee.

Stockholder Nominations
In accordance with our Bylaws, stockholders may nominate a candidate for election as director by following the procedures described in the section entitled “Stockholder Proposals” on page 3, including delivery of a written notice to our Secretary within the time periods and containing the information specified in that section. In addition, any notice relating to one or more director nominations must set forth as to each person whom the stockholder proposes to nominate for election or reelection as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act. Any such notice must be accompanied by such person’s written consent to be named in the proxy statement as a nominee and to serving as a director if elected. If the Corporate Governance and Nominating Committee or our Board determines that any nomination made by a stockholder was not made in accordance with the foregoing procedures, the rules and regulations of the SEC or other applicable laws or regulations, such nomination will be void.
Communications with Our Board
Any stockholder may communicate with our Board, any Board committee or any individual director. All communications should be made in writing, addressed to our Board, our Board committee or the individual director, as the case may be, in care of our Secretary, mailed or delivered to our corporate offices at 2420 17th St., Office 3002, Denver, Colorado 80202. Our Secretary will forward or otherwise relay all such communications to the intended recipient(s).
Corporate Responsibility
Code of Ethics
Our Board has adopted a code of business conduct and ethics, which is applicable to our principal executive, financial and accounting officers and all persons performing similar functions. A copy of that code is available in the Investors section of our principal corporate website at investors.veritone.com under the heading “Governance.” We will also provide an electronic or paper copy of the code of ethics, free of charge, upon request made to our Secretary. If any substantive amendments are made to the written code of ethics, or if any waiver (including any implicit waiver) is granted from any provision of the code of ethics to our principal executive, financial and accounting officers, we will disclose the nature of such amendment or waiver on our website at www.veritone.com or, if required, in a current report on Form 8-K.
Hedging Policy
Pursuant to our Insider Trading Policy, which applies to all directors, officers and other employees of our company, certain forms of hedging or monetization transactions, such as zero-cost collars and forward sale contracts, are strongly discouraged. Our Insider Trading Policy requires that any hedging or similar arrangement proposed by any director, officer or other employee must be reviewed and approved in advance by our Compliance Officer. Any request for pre-approval of a hedging or similar arrangement must be submitted to the Compliance Officer at least two weeks prior to the proposed execution of documents evidencing the proposed transaction and must set forth a justification for the proposed transaction. All determinations by the Compliance Officer under our Insider Trading Policy are final and not subject to further review.
Procedures for Submitting Complaints Regarding Accounting and Auditing Matters
We are committed to compliance with all applicable securities laws and regulations, accounting standards and accounting controls. The Audit Committee has established written procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by our employees of concerns or complaints regarding such matters. The Audit Committee oversees the handling of such concerns or complaints. Any person may report concerns or complaints regarding accounting, internal accounting controls or auditing matters by sending a communication in writing addressed to the Chairman of the Audit Committee, mailed or delivered to our corporate offices at 2420 17th St., Office 3002, Denver, Colorado 80202. Additional information regarding the procedures for non-employees to submit such concerns or complaints is available in the Investors section of our website at investors.veritone.com under the heading “Governance.”

EXECUTIVE OFFICERS
We currently have three executive officers who serve at the pleasure of our Board:
Name	Age	Title
Chad Steelberg	51	Chief Executive Officer and Chairman of the Board
Ryan Steelberg	48	President
Michael L. Zemetra	51	Executive Vice President, Chief Financial Officer and Treasurer
The biographies of Chad Steelberg and Ryan Steelberg are presented on pages 6 and 7. Mr. Zemetra’s biography is set forth below.
Michael L. Zemetra has served as our Executive Vice President, Chief Financial Officer and Treasurer since October 2020. From April 2018 to October 2020, Mr. Zemetra served as Executive Vice President and Chief Financial Officer of LiveXLive Media, LLC, a global digital media company. From April 2017 to March 2018, Mr. Zemetra served as Vice President of Finance and Divisional Chief Financial Officer of the Cloud Services Division of J2 Global, Inc., a provider of cloud-based software and digital media services. From June 2013 to August 2016, Mr. Zemetra served as Chief Financial Officer and Chief Accounting Officer of Global Eagle Entertainment, an in-flight entertainment services company. From May 2008 to June 2013, Mr. Zemetra served as Senior Vice President and Chief Accounting Officer of Demand Media, Inc. (now Leaf Group), a digital content and media company. Prior to that, from May 2000 to February 2008, Mr. Zemetra held senior financial positions with a number of publicly traded SaaS, technology and digital media companies. Mr. Zemetra began his career in the Technology and Entertainment groups of PricewaterhouseCoopers LLP. Mr. Zemetra holds a Masters in Accounting from the University of Southern California and a Bachelor of Arts in Business-Economics from the University of California, Riverside, and earned his CPA from the State of California.
Family Relationships
There are no family relationships between any director, executive officer or person nominated or chosen to become a director or executive officer, except that Chad Steelberg and Ryan Steelberg are brothers.
Legal Proceedings
On December 15, 2014, Brand Affinity Technologies, Inc. filed a petition for relief under the Bankruptcy Code commencing the matter of In re Brand Affinity Technologies, Inc., United States Bankruptcy Court for the Central District of California, Santa Ana Division, Case No. 8:14-bk-17244 SC. Chad Steelberg and Ryan Steelberg previously served as officers, directors and beneficial owners of Brand Affinity Technologies, Inc. The Bankruptcy Court entered an order closing this bankruptcy case on December 5, 2016.
EXECUTIVE COMPENSATION
The following is a summary of the compensation policies, plans and arrangements for our executive officers. This summary should be read in conjunction with the Summary Compensation Table and related disclosures set forth below. We are eligible to, and have chosen to, comply with the executive compensation disclosure rules applicable to a “smaller reporting company,” as defined in applicable SEC rules.
Overview
Our executive compensation plans and arrangements are overseen and administered by our Compensation Committee, which is comprised entirely of independent directors as determined in accordance with applicable NASDAQ rules. The Compensation Committee operates under a written charter adopted and reviewed annually by our Board. A copy of this charter is available on our website at investors.veritone.com under the heading “Governance.”
Our Compensation Committee has established compensation plans and arrangements that are intended to fulfill three primary objectives: first, to attract and retain the high caliber executives required for the success of our business; second, to reward these executives for strong financial and operating performance; and third, to align their interests with those of our stockholders to incentivize them to create long-term stockholder value. The key components of executive compensation are base salaries, cash incentives, and equity awards.

Our Compensation Committee reviews and evaluates executive compensation on an annual basis. From time to time, the Compensation Committee has retained a compensation consultant as it deems necessary to provide advice as to market levels of compensation, compensation program design and compensation trends. Most recently, in May 2020, the Compensation Committee, with assistance from its compensation consultant, Pearl Meyer & Partners, LLC, reviewed the base salaries, cash incentives and equity compensation of Chad Steelberg, our Chief Executive Officer, and Ryan Steelberg, our President, as well as other key terms of their employment, including compensation and benefits to which they would be entitled in the event of a change in control of Veritone. Based on such review, the Compensation Committee determined that it was appropriate to establish new compensation arrangements for such officers, which were set forth in new employment agreements entered into with these officers in June 2020.
In connection with the appointment of Mr. Zemetra as our Executive Vice President, Chief Financial Officer and Treasurer, the Compensation Committee reviewed multiple factors, including the base salaries, cash incentive compensation and equity compensation for chief financial officers of other software companies of comparable size range, in establishing the compensation arrangements for Mr. Zemetra, which were set forth in the employment agreement entered into with Mr. Zemetra in October 2020.
In February 2021, the Compensation Committee reviewed and evaluated the compensation of our executive officers. Based on such review, the Compensation Committee approved base salaries, target cash incentives and equity awards for Chad Steelberg, Ryan Steelberg, and Michael Zemetra, as detailed below.
Employment Agreements
Chad Steelberg and Ryan Steelberg
As noted above, in June 2020, we entered into new employment agreements with Chad Steelberg and Ryan Steelberg, which superseded the employment agreements previously entered into with such officers in 2017 and the compensation plans and arrangements established for them in 2018 and 2019 (which had superseded the compensation terms set forth in those previous 2017 agreements). Each employment agreement has an initial term expiring on December 31, 2022, which will renew automatically for additional one-year terms unless either we or the officer elects not to renew the agreement by providing written notice to the other party at least 90 days prior to the expiration of the then-current term.
Pursuant to these employment agreements, the annual base salaries of Chad Steelberg and Ryan Steelberg were set initially at $500,000 and $375,000, respectively. Each officer’s base salary is subject to review by our Board at least annually and, in any event, shall be increased by no less than 5% annually. Each officer may, subject to certain conditions, elect to receive up to 25% of his base salary during any calendar quarter in the form of fully vested stock awards issued under our stock incentive plans (with the number of shares determined based on the average of the daily volume-weighted average prices per share of our common stock during the quarter).
The employment agreements also provide that each officer will be entitled to receive annual cash incentives, with a target incentive amount equal to at least 120% of his then-current annual base salary for Chad Steelberg and 100% for Ryan Steelberg. 50% of the incentive amount will tied to the achievement of annual performance goals with earned amounts paid annually, and 50% of the incentive amount will be tied to the achievement of quarterly performance goals with earned amounts paid quarterly. However, Chad Steelberg will receive a total bonus each year equal to at least 50% of his then-current base salary, and Ryan Steelberg will receive a total bonus each year equal to at least 25% of his then-current base salary, whether or not the applicable performance goals have been achieved.
Pursuant to the employment agreements, we granted an initial award of restricted stock units (“RSUs”) to each officer in June 2020, which vested in 2021, as discussed in more detail under the heading “2020 Equity Awards” below. In addition, commencing in 2021, Chad Steelberg became entitled to receive on an annual basis an award of RSUs representing the right to receive upon vesting (i) 175,000 shares of our common stock, plus (ii) a number of shares of our common stock determined by dividing $150,000 by the average of the daily volume-weighted average prices of our common stock for the ninety (90) calendar day period ended on the last trading day prior to the grant thereof. The RSU grants we made to Chad Steelberg in accordance with the terms of his employment agreement in 2021 are discussed in more detail under the heading “2021 Equity Awards” below. Commencing in 2021, Ryan Steelberg became entitled to receive on an annual basis an award of RSUs representing the right to receive upon vesting (i) 125,000 shares of our common stock, plus (ii) a number of shares of our common stock determined by dividing $75,000 by the average of the daily volume-weighted average prices of our common stock for the ninety (90) calendar day period ended on the last trading day prior to the grant thereof. The RSU grants we made to Ryan Steelberg in accordance with the terms of his employment agreement in 2021 are discussed in more detail under the heading “2021 Equity Awards” below. Each RSU award will vest in full on the first anniversary of the grant date, subject to continued service and acceleration under certain circumstances, as discussed under the heading “Payments Upon Termination of Employment or Change in Control” below.
The employment agreements provide for payment of other benefits to each officer including (i) payment of a commuting allowance of $25,000 per calendar quarter for Chad Steelberg and $12,500 per calendar quarter for Ryan Steelberg, (ii) purchase of separate healthcare policies covering each officer and his family, (iii) reimbursement of legal fees reasonably incurred in the negotiation of both officers’ employment agreements, up to a maximum of $50,000, and (iv) other benefits generally made available to employees under our employee benefit plans.
The employment agreements with Chad Steelberg and Ryan Steelberg are at-will agreements and may be terminated at any time and for any reason or without reason. However, if the officer is terminated other than for cause (as defined in his employment agreement) or resigns for good reason (as defined in his employment agreement), then the officer will be entitled to receive cash severance payments and acceleration of the vesting of certain of his equity awards, as discussed under the heading “Payments Upon Termination of Employment or Change in Control” below.
Michael Zemetra
On October 6, 2020, we entered into an employment agreement with Mr. Zemetra in connection with his appointment as our Executive Vice President, Chief Financial Officer and Treasurer. The employment agreement has an initial term expiring on October 8, 2024, which will renew automatically for additional one-year terms unless either we or Mr. Zemetra elects not to renew the agreement by providing written notice to the other party at least 90 days prior to the expiration of the then-current term.
Pursuant to Mr. Zemetra’s employment agreement, his annual base salary was set initially at $325,000. He will also be eligible to receive annual incentives under our cash incentive program, with his target incentive amount set at 50% of his annual base salary initially. Mr. Zemetra’s base salary and target incentive are subject to review by the Board at least annually. Mr. Zemetra is also entitled to receive: (i) reimbursement of relocation expenses under certain circumstances, up to a maximum of $10,000, and (ii) payment by us of 100% of the premiums for medical, dental and vision insurance coverages for him and his eligible family members under our group insurance plans.
Pursuant to his employment agreement, we granted initial equity awards to Mr. Zemetra in October 2020, as discussed in more detail under the heading “2020 Equity Awards” below. His employment agreement also provides that, during the first calendar quarter of each year and subject to his continued employment with us, we will grant to him a RSU award covering a number of shares of our common stock determined by dividing $300,000 by the average of the daily volume-weighted average prices of our common stock for the ninety (90) calendar day period ended on the last trading day prior to the grant date thereof. Each such RSU award will vest in full on the first anniversary of the grant date thereof, subject to Mr. Zemetra’s continued employment through the relevant vesting date and acceleration under certain circumstances, as discussed under the heading “Payments Upon Termination of Employment or Change in Control” below. The RSU grants we made to Mr. Zemetra in accordance with the terms of his employment agreement in 2021 are discussed in more detail under the heading “2021 Equity Awards” below.
Our employment agreement with Mr. Zemetra is an at-will agreement and may be terminated at any time and for any reason or without reason. However, if Mr. Zemetra is terminated other than for cause (as defined in his employment agreement) or resigns for good reason (as defined in his employment agreement), then he will be entitled to receive cash severance payments and acceleration of the vesting of certain of his equity awards, as discussed under the heading “Payments Upon Termination of Employment or Change in Control” below.

Compensation Components
Base Salaries
The base salaries of our executive officers are subject to review annually. As discussed under the heading “Employment Agreements” above, in June 2020, we entered into new employment agreements with Chad Steelberg and Ryan Steelberg, pursuant to which their annual base salaries were set initially at $500,000 and $375,000, respectively. The base salaries of Chad Steelberg and Ryan Steelberg will be increased by no less than 5% annually, pursuant to the terms of their employment agreements. In October 2020, we entered into an employment agreement with Mr. Zemetra, pursuant to which his annual base salary was set initially at $325,000.
In February 2021, the Compensation Committee reviewed the base salaries of our executive officers and determined that the base salaries for 2021 for Chad Steelberg and Ryan Steelberg would be increased by 5%, pursuant to the terms of their employment agreements. Accordingly, for 2021, the annual base salary of Chad Steelberg was set at $525,000 and the annual base salary of Ryan Steelberg was set at $393,750. The Compensation Committee also reviewed the base salary of Mr. Zemetra at that time and determined that no change would be made for 2021 and his annual base salary would remain set at $325,000.
Cash Incentives
The Compensation Committee has established a cash incentive program for our executive officers to link a significant portion of each executive’s total compensation to the achievement of pre-established quarterly and/or annual financial performance goals. For 2021, the Compensation Committee established target and maximum levels for each financial measure, with the target level corresponding to the level for such measure reflected in our annual operating plan and the maximum level reflecting significant overachievement of the target level. Achievement of the target level for a measure would result in a payout of 100% of the target incentive amount tied to that financial measure, and achievement of the maximum level for such measure would result in a payout of 200% of the target incentive for such measure. Payouts are prorated on a straight-line basis in the event of achievement between the target and maximum levels for the applicable financial measure.
Consistent with 2020, for 2021, the target incentive amount for Chad Steelberg was set at 120% of his annual base salary, the target incentive amount for Ryan Steelberg was set at 100% of his annual base salary and the target incentive amount for Mr. Zemetra was set at 50% of his annual base salary, in each case pursuant to the terms of the applicable officer’s employment agreement.
For the annual performance goals for 2021, the Compensation Committee selected three financial measures, which were weighted, and established target levels for such measures equal to the levels for such measures set forth in the annual operating plan approved by our Board for 2021, as follows: (i) reported GAAP revenue of $78.1 million (45% weighting), (ii) non-GAAP net loss prior to any bonus accrual of $17.2 million (45% weighting) and various strategic objectives (10% weighting). The maximum achievement levels for these measures were set at up to a 200% target payout at (i) reported GAAP revenue of $85.3 million and (ii) pre-bonus non-GAAP net loss of $10.1 million. Chad Steelberg and Ryan Steelberg were entitled to receive certain minimum payouts of their cash incentives on a quarterly basis in accordance with their respective employment agreements.
Excluding acquisitions made during the year ended December 31, 2021, our reported GAAP revenue for 2021 was $77.0 million (99% payout), our non-GAAP net loss prior to any bonus accrual for 2021 was $15.0 million (131% payout) and we met substantially all of our 2021 strategic objectives (100% payout). As a result, the computed bonus for 2021 was 114% of targeted payout. However, given the extraordinary performance in fiscal 2021, which included the unplanned acquisition and integration of PandoLogic Ltd., the Board elected to payout each of our executive officers at the 131% payout target.
An explanation of non-GAAP net loss and a reconciliation of this non-GAAP measure to our net loss calculated in accordance with GAAP for 2021 is included under the heading “Non-GAAP Financial Measures” in Part II, Item 7 (Management’s Discussion and Analysis of Financial Condition and Results of Operations) of our Annual Report on Form 10-K for the fiscal year ended December 31, 2021.

Equity Incentives
We provide long-term incentive compensation to our executive officers through equity-based awards under our stock incentive plans, such as stock options and RSUs, with time-based and/or performance-based vesting conditions.
2014 Plan and 2017 Plan
Our 2014 Stock Option/Stock Issuance Plan (the “2014 Plan”) was approved by our Board and stockholders in 2014, and our 2017 Stock Incentive Plan (the “2017 Plan”) was approved by our Board and stockholders at the time of our initial public offering (“IPO”) in May 2017. Under these plans, the Compensation Committee or our Board has authority to grant awards of incentive stock options, nonqualified stock options, stock appreciation rights, restricted stock and/or RSUs to our executive officers, directors, employees and consultants. Our Board resolved not to make any further awards under the 2014 Plan following the completion of our IPO, but such plan will continue to govern all outstanding awards granted thereunder.
All stock options granted under the 2014 Plan and 2017 Plan have exercise prices equal to or greater than the fair market value of our common stock on the grant date, and expire 10 years after the grant date, subject to earlier expiration in the event of termination of the awardee’s continuous service with the company. All equity awards granted under the 2014 Plan and 2017 Plan vest in accordance with the vesting schedules established by the Compensation Committee at the time of award, subject to the awardee’s continued service with our company. The vesting of equity awards granted to our executive officers under the 2014 Plan and 2017 Plan is subject to acceleration under certain circumstances as discussed under the heading “Payments Upon Termination of Employment or Change in Control” below.
2018 Performance-Based Stock Incentive Plan
In May 2018, our Board approved our 2018 Performance-Based Stock Incentive Plan (the “2018 Plan”), and a special committee comprised of independent and disinterested members of the Board approved awards of performance-based nonstatutory stock options to Chad Steelberg (the “CEO Award”) and Ryan Steelberg (the “President Award”) under the 2018 Plan. The CEO Award, President Award and 2018 Plan were approved by our stockholders in June 2018. The numbers of shares of common stock underlying the CEO Award and the President Award are 1,809,900 and 1,357,425, respectively.
The CEO Award, the President Award and all awards granted to our other executive officers and employees under the 2018 Plan are 100% performance-based, which vest and become exercisable in three equal tranches only if we achieve certain stock price milestones. All stock options granted under the 2018 Plan have exercise prices equal to or greater than the fair market value of our common stock on the grant date, and expire 10 years after the grant date, subject to earlier expiration in the event of termination of an awardee’s service with the company.
Due to the significant decline in our stock price following the adoption of the 2018 Plan in 2018 through the first half of 2020, the Compensation Committee determined that the 2018 Plan was not achieving its intended goals. As such, in June 2020, the Compensation Committee, and the disinterested members of our Board, authorized, subject to stockholder approval, certain amendments to the 2018 Plan, the stock option award agreements evidencing awards under the 2018 Plan (including the CEO Award and the President Award), and certain stock option award agreements entered into pursuant to our 2017 Plan on substantially the same terms as the 2018 Plan (collectively, the “Performance Awards”). Such amendments included: (i) amendment of the stock price milestones applicable to the Performance Awards; (ii) reduction of the exercise prices of the CEO Award and the President Award from $21.25 per share to $11.97 per share; (iii) extension of the period of time during which the exercisable portion of the CEO Award and the President Award will remain exercisable in the event of the officer’s separation from service under certain circumstances to the expiration of the 10-year term of such awards; and (iv) removal of the provision of the 2018 Plan that provided that, unless determined otherwise by a committee of independent and disinterested Board members, neither Chad Steelberg or Ryan Steelberg would be eligible to receive additional equity awards under the 2018 Plan or 2017 Plan. Our stockholders approved these amendments in July 2020 and, based on such approval, our Board adopted the amendments effective as of August 27, 2020.

The stock price milestones applicable to the Performance Awards, as amended, are set forth in the table below. Our stock price must equal or exceed the applicable stock price for thirty consecutive trading days for the stock price milestone to be achieved.
Tranche	Stock Price Milestone
1	$17.50 per share
2	$22.50 per share
3	$27.50 per share
Due to the strong financial performance of our business throughout 2020, we experienced significant appreciation in our stock price during the second half of 2020 and first quarter of 2021. As a result, the first and second stock price milestones applicable to the Performance Awards were achieved in January 2021, and the third stock price milestone was achieved in February 2021. Accordingly, all of the Performance Awards were fully vested as of February 2021.
Inducement Grant Plan
Our Inducement Grant Plan was adopted by our Board in October 2020. Under the Inducement Grant Plan, nonstatutory stock options, stock appreciation rights, stock awards, RSUs and dividend equivalent rights may be granted as an inducement material for eligible persons to enter into employment with the company in accordance with NASDAQ Marketplace Rule 5635(c)(4) and the related guidance under NASDAQ IM 5635-1, and any amendments or supplements thereto. All stock options granted under the Inducement Grant Plan have exercise prices equal to or greater than the fair market value of our common stock on the grant date, and expire 10 years after the grant date, subject to earlier expiration in the event of termination of the awardee’s continuous service with the company. All equity awards granted under the Inducement Grant Plan vest in accordance with the vesting schedules established by the Compensation Committee at the time of award, subject to the awardee’s continued service with our company. The vesting of equity awards granted to our executive officers under the Inducement Grant Plan is subject to acceleration under certain circumstances as discussed under the heading “Payments Upon Termination of Employment or Change in Control” below.
2020 Equity Awards
On April 29, 2020, the Compensation Committee granted to each of Chad Steelberg and Ryan Steelberg under the 2017 Plan, an award of RSUs representing the right to receive upon vesting 72,633 shares of our common stock. Each RSU award had a grant date fair value of $343,554 based on the closing stock price of our common stock on the grant date. Such RSU awards vested in full on January 3, 2021.
On June 15, 2020, pursuant to the terms of their employment agreements, Chad Steelberg received an award of RSUs representing the right to receive upon vesting 350,000 shares of our common stock, which had a grant date fair value of $4,718,000, and Ryan Steelberg received an award of RSUs representing the right to receive upon vesting 140,000 shares of our common stock, which had a grant date fair value of $1,887,200. Such RSUs awards vested in full on June 15, 2021.
On October 8, 2020, pursuant to the terms of his employment agreement, Mr. Zemetra was granted the following equity awards under our Inducement Grant Plan:
•
An award of RSUs representing the right to receive upon vesting 40,000 shares of our common stock, which had a grant date fair value of $444,000. 50% of such RSUs vested on October 8, 2021 and the remainder of such RSUs vest in four equal quarterly installments thereafter;

•
A time-based nonqualified option to purchase 60,000 shares of our common stock, having an exercise price of $11.10 and a grant date fair value of $462,184. Such stock option will vest over a four (4) year period, with 25% of the shares underlying such option vesting on October 8, 2021, and 1/36th of the remaining shares underlying such option vesting for each full month of his continuous employment thereafter; and

•	A performance-based nonqualified option to purchase 120,000 shares of our common stock, having an exercise price of $11.10 and a grant date fair value of $883,200. Such performance-based stock option is subject to the same vesting conditions and other terms applicable to the Performance Awards granted to our other executive officers under the 2018 Plan, as described above. Accordingly, such performance-based stock option vested in full as of February 2021.
The vesting of all of Mr. Zemetra’s time-based equity awards is subject to his continued employment through the relevant vesting date and acceleration under circumstances, as discussed under the heading “Payments Upon Termination of Employment or Change in Control” below.
2021 Equity Awards
On February 11, 2021, the Compensation Committee granted to Chad Steelberg under the 2017 Plan an award of RSUs representing the right to receive upon vesting 179,845 shares of our common stock. Chad Steelberg’s award had a grant date fair value of $8,515,660.75 based on the closing stock price of our common stock on the grant date. This award vested in full on February 11, 2022.
On February 11, 2021, the Compensation Committee granted to Ryan Steelberg under the 2017 Plan an award of RSUs representing the right to receive upon vesting 127,422 shares of our common stock. Ryan Steelberg’s award had a grant date fair value of $6,033,431.70 based on the closing stock price of our common stock on the grant date. This award vested in full on February 11, 2022.
On February 11, 2021, the Compensation Committee granted to Michael Zemetra under the 2017 Plan an award of RSUs representing the right to receive upon vesting 9,689 shares of our common stock. Mr. Zemetra’s RSU award had a grant date fair value of $458,774.15 based on the closing stock price of our common stock on the grant date. This award vested in full on February 11, 2022.
Generally Available Benefit Programs
Section 401(k) Plan
We make available a tax-qualified retirement plan that provides eligible employees, including our executives, with an opportunity to save for retirement on a tax advantaged basis. Participants are able to defer up to 80% of their eligible compensation, subject to applicable annual limits under the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”). Pre-tax contributions are allocated to each participant’s individual account and are then invested in selected investment alternatives according to the participant’s directions. We do not currently make any matching contributions under the 401(k) plan.
Employee Stock Purchase Plan
We maintain an employee stock purchase plan (the “ESPP”), which is intended to qualify as an “employee stock purchase plan” under Section 423 of the Internal Revenue Code, to promote stock ownership by employees. Under the ESPP, eligible employees are able to acquire shares of our common stock by accumulating funds through payroll deductions. Eligible employees are able to select a rate of payroll deduction between 1% and 15% of their eligible compensation. The ESPP is implemented through a series of offering periods of up to 27 months, each having multiple purchase intervals, which are generally six months, unless otherwise determined by our Compensation Committee as the plan administrator.
The purchase price for shares of our common stock under the ESPP is established by our Compensation Committee prior to the start of any offering period, but will not be less than 85% of the lower of the fair market value of our common stock on (i) the first day of each offering period and (ii) the purchase date for each purchase interval. Purchases under the ESPP are subject to certain limitations, including a maximum number of shares that each participant may purchase on each purchase date of 1,000 shares, a maximum number of shares that may be purchased in total by all participants on each purchase date of 200,000 shares, and the $25,000 annual limit under the Internal Revenue Code. In addition, under no circumstances will purchase rights be granted under the ESPP to any eligible employee if such individual would, immediately after the grant, own or hold outstanding options or other rights to purchase stock possessing 5% or more of the total combined voting power or value of all classes of stock of our company or any parent or subsidiary.
Health Benefit Programs
Our executive officers are eligible to participate in our health benefit programs, including medical, dental, vision, long-term disability, life and accidental death and dismemberment insurance, flexible spending accounts and certain other benefits. We pay 100% of the premiums for the medical, dental, vision, long-term disability and life insurance elected by Mr. Zemetra under these company-provided benefits (excluding the premiums for voluntary supplemental disability insurance). Chad Steelberg and Ryan Steelberg currently participate in our basic life and accidental death and dismemberment insurance, short-term disability and long-term disability benefit programs; in addition, we pay for 100% of the costs for their separate healthcare plans.
Roles of Management in Determining Executive Compensation
The Compensation Committee periodically meets with our Chief Executive Officer and/or other executive officers to obtain recommendations with respect to compensation programs for executives and other employees. Our Chief Executive Officer makes recommendations to the Compensation Committee on the base salaries, target incentives and performance measures, and equity compensation for our executives and other key employees. The Compensation Committee considers, but is not bound to accept, management’s recommendations with respect to executive compensation. Our Chief Executive Officer and certain other executives attend most of the Compensation Committee’s meetings, but the Compensation Committee also holds private sessions outside the presence of members of management. The Compensation Committee discusses our Chief Executive Officer’s compensation with him, but makes decisions with respect to his compensation without him present. In 2021, the Compensation Committee reviewed the compensation arrangements for our executive officers and took the actions discussed above under the headings “Base Salaries,” “Cash Incentives” and “2021 Equity Awards.” The Compensation Committee has delegated to management the authority to make certain decisions regarding compensation for employees other than executive officers. The Compensation Committee has not delegated any of its authority with respect to the compensation of executive officers.

SUMMARY COMPENSATION TABLE
The following table sets forth compensation earned during the fiscal years ended December 31, 2021 and 2020 by Chad Steelberg, our principal executive officer; Ryan Steelberg and Michael Zemetra, our two other most highly compensated executive officers who were serving as executive officers at December 31, 2021; as well as the grant date fair values of share-based compensation awarded to such officers during such fiscal years, calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation – Stock Compensation (“ASC Topic 718”). Mr. Zemetra was also serving as our principal financial officer at December 31, 2021. These officers are referred to herein as the “named executive officers.”
Name and Principal Position	Year	Salary ($)	Stock Awards(1) ($)	Option Awards(2) ($)	Nonequity Incentive Plan Compen- sation(3) ($)	All Other Compen- sation(4) ($)	Total ($)
Chad Steelberg Chief Executive Officer	2021	525,000	8,515,661	—	1,064,070	94,853	10,199,584
	2020	386,378	5,061,554	1,164,369	600,000	112,546	7,324,847

Ryan Steelberg President	2021	393,750	6,033,432	—	593,677	61,845	7,082,704
	2020	318,670	2,230,754	873,277	375,000	80,179	3,877,880

Michael L. Zemetra(5) Executive Vice President, Chief Financial Officer and Treasurer	2021	325,000	458,774	—	213,525	26,216	1,203,516
	2020	73,958	444,000	1,345,384	37,397	6,936	1,907,675
(1)
Reflects the grant date fair values of RSUs awarded to the named executive officers, which were computed based on the closing price of our common stock on each grant date. See additional information regarding the RSUs awarded to our named executive officers in 2020 under the heading “2020 Equity Awards” and in 2021 under the heading “2021 Equity Awards” above.

(2)
The amounts shown for 2020 for Chad Steelberg and Ryan Steelberg represent the incremental fair values of performance-based stock options previously granted to such officers resulting from the modification of such awards as of August 27, 2020, due to amendments to (i) the stock price milestones applicable to the awards, and (ii) for Chad Steelberg and Ryan Steelberg, the exercise prices of such awards, which amendments were approved by our stockholders on July 24, 2020 and adopted by our Board on August 27, 2020. Such incremental fair values were computed as of the modification date using a Monte Carlo simulation model. The amount shown for 2020 for Mr. Zemetra represents the aggregate fair values of a time-based stock option and a performance-based stock option granted to him upon joining the company in October 2020. The fair value of such time-based stock option was estimated as of the grant date using the Black-Scholes-Merton option pricing model, and the fair value of such performance-based stock option was estimated as of the grant date using a Monte Carlo simulation model. The assumptions used in the valuation of stock options granted in 2020, and in the valuation of the modified performance-based stock options in 2020, are discussed in Note 2 under the heading “Stock-Based Compensation” and Note 9 to our consolidated financial statements included in our Annual Report on Form 10-K for our fiscal year ended December 31, 2020. See additional information regarding the amendments to the performance-based stock options and the stock options granted to Mr. Zemetra in 2020 under the headings “2018 Performance-Based Stock Incentive Plan” and “2020 Equity Awards” above.

(3)
Reflects the amounts earned by each named executive officer under our cash incentive program based upon the achievement of quarterly and/or annual financial performance goals for 2020 and 2021. See additional information regarding such nonequity incentive plan compensation earned by our named executive officers in 2020 and 2021 under the heading “Cash Incentives” above.

(4)
All other compensation for 2021 consists of the following: (i) for Chad Steelberg, reimbursement of costs of his separate healthcare plan totaling $40,457 and a commuter allowance earned for 2021 totaling $54,396; (ii) for Ryan Steelberg, reimbursement of costs of his separate healthcare plan totaling $34,647 and a commuter allowance earned for totaling $27,198; and (iii) for Mr. Zemetra, the amount of Company-paid premiums for healthcare benefits in excess of the premiums that we customarily pay on behalf of non-executive employees for such healthcare benefits under our benefit programs (“Excess Premiums”) of $11,811 and reimbursement for relocation costs of $14,406. All other compensation for 2020 consists of the following: (i) for Chad Steelberg, reimbursement of costs of his separate healthcare plan totaling $37,794, a commuter allowance earned for 2020 totaling $54,396, and reimbursement of legal fees incurred related to his employment agreement of $20,356; (ii) for Ryan Steelberg, reimbursement of costs of his separate healthcare plan totaling $32,625, a commuter allowance earned for totaling $27,198, and reimbursement of legal fees incurred related to his employment agreement of $20,356; and (iii) for Mr. Zemetra, the Excess Premiums.

(5)	Mr. Zemetra joined our company on October 8, 2020. The amounts set forth for the year 2020 reflect amounts earned by Mr. Zemetra from such date through December 31, 2020.

OUTSTANDING EQUITY AWARDS AT 2021 FISCAL YEAR END
The table below sets forth information regarding outstanding equity awards held by each named executive officer as of December 31, 2021, including: (i) the numbers of shares of our common stock underlying exercisable and unexercisable stock options, and unearned performance-based stock options, held by each named executive officer and the exercise prices and expiration dates thereof; and (ii) the aggregate number of RSUs held by each named executive officer, and the market value thereof, that had not vested as of December 31, 2021.
	Option Awards					Stock Awards
	Number of Securities Underlying Unexercised Options (#)		Number of Securities Underlying Unearned Options Under Equity Incentive Plan(1) (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares, Units or Other Rights That Have Not Vested(2) (#)	Market or Payout Value of Shares, Units or Other Rights That Have Not Vested(3) ($)
Name	Exercisable	Unexercisable
Chad Steelberg	522,409	—	—	$15.00	05/10/27	—	—
	1,044,819	—	—	$15.00	05/10/27	—	—
	127,527	8,502(4)	—	$15.14	03/15/28	—	—
	—	—	1,809,900	$11.97	05/06/28	—	—
	—	—	—	—	—	179,845	$4,042,916

Ryan Steelberg	522,409	—	—	$15.00	05/10/27	—	—
	1,044,819	—	—	$15.00	05/10/27	—	—
	63,764	4,251(4)	—	$15.14	03/15/28	—	—
	—	—	1,357,425	$11.97	05/06/28	—	—
	—	—	—	—	—	127,422	$2,864,447

Michael L. Zemetra	17,500	42,500(5)	—	$11.10	10/08/30	—	—
	—	—	120,000	$11.10	10/08/30	—	—
	—	—	—	—	—	29,689	$667,409
(1)
Consists of performance-based stock options awarded to Chad Steelberg and Ryan Steelberg on May 6, 2018 by a Special Committee of our Board pursuant to our 2018 Plan; a performance-based stock option awarded to Mr. Zemetra under our Inducement Grant Plan on October 8, 2020. The vesting of one-third (1/3rd) of each of such performance-based stock options was conditioned upon the achievement of stock price milestones for our common stock of $17.50, $22.50 and $27.50 per share, respectively. The first and second stock price milestones were achieved in January 2021, and the third stock price milestone was achieved in February 2021. Accordingly, all such performance-based stock options have vested in full. See additional information regarding such performance-based stock options under the headings “2018 Performance-Based Stock Incentive Plan” and “2020 Equity Awards” above.

(2)
Consists of RSUs awarded to the named executive officers in 2021, which had not vested as of December 31, 2021. All of the 179,845 RSUs held by Chad Steelberg vested on February 11, 2022. All of the 127,422 RSUs held by Ryan Steelberg vested on February 11, 2022. Of the 29,689 RSUs held by Mr. Zemetra, 5,000 vested on January 8, 2022, 9,689 vested on February 11, 2022, 5,000 vested on April 8, 2022, and the remaining 10,000 will vest in two equal installments on July 8, 2022 and October 8, 2022.

(3)
The market values of all RSUs reflected in the table above have been calculated based on the closing price of our common stock on December 31, 2021 as reported on the NASDAQ Global Market, which was $22.48 per share.

(4)
Consists of stock options that were granted to the named executive officers on March 15, 2018, which had not vested as of December 31, 2021. Such unvested options will vest in 15 equal monthly installments through March 15, 2022.

(5)
Consists of a stock option that was granted to Mr. Zemetra on October 8, 2020, which had not vested as of December 31, 2021. 17,500 of the shares underlying such options vested on October 8, 2021 and the remaining shares will vest in 36 equal monthly installments thereafter through October 8, 2024.

The vesting of equity awards held by the named executive officers is subject to each officer’s continued service with our company, and is subject to acceleration under certain circumstances as discussed under the heading “Payments Upon Termination of Employment or Change in Control” below.

PAYMENTS UPON TERMINATION OF EMPLOYMENT OR CHANGE IN CONTROL
Chad Steelberg and Ryan Steelberg
Pursuant to the terms of the employment agreements entered into with each of Chad Steelberg and Ryan Steelberg in June 2020, if the officer’s employment is terminated by us without cause (as defined in his employment agreement) or due to his death or disability (as defined in his employment agreement), or the officer resigns for good reason (as defined in his employment agreement), then 50% of any unvested portion of any equity awards held by the officer will immediately vest, and all stock options held by the officer (other than the performance-based stock options granted to him under the 2018 Plan) will remain exercisable until the expiration of the term of such stock option. In addition, the officer shall be entitled to receive (i) his annual incentive bonus for the year in which the termination occurs, prorated based on the completed portion of the applicable performance period through the date of termination, with any performance metrics based on actual performance as determined at the end of the annual performance period, and (ii) a severance payment equal to the sum of his annual base salary and his target annual incentive bonus, multiplied by 1.5, which amount will be paid in thirty-six (36) equal installments through salary continuation in accordance with our normal payroll practices.
In the event of a change in control of Veritone, if the officer’s employment is terminated without cause (as defined in his employment agreement) or due to his death or disability (as defined in his employment agreement), or the officer resigns for good reason (as defined in his employment agreement) during the six-month period prior to such change in control or 12-month period following such change in control, the officer shall be entitled to the same benefits and payments described above, except that such officer shall also be entitled to an additional severance payment equal to the sum of his annual base salary and his target annual incentive bonus, multiplied by 3.5, which amount shall be payable in a lump sum upon the officer’s termination.
As discussed above, the performance-based stock options granted to Chad Steelberg and Ryan Steelberg under our 2018 Plan have vested in full. Pursuant to the terms of our 2018 Plan, in the event of a change in control of Veritone, such performance-based stock options shall be assumed, substituted or exchanged for an equivalent award by the successor entity, and shall remain exercisable for the remainder of the term thereof. In addition, if the officer’s employment is terminated by us without cause, other than following a change in control of Veritone, then the exercisable portion of such awards will remain exercisable for the remainder of the term thereof, provided that the officer has not engaged in misconduct, as defined in the 2018 Plan.
Michael Zemetra
Pursuant to the terms of the employment agreement entered into with Mr. Zemetra in October 2020, if his employment is terminated by us without cause (as defined in his employment agreement), or he resigns for good reason (as defined in his employment agreement), then he shall be entitled to receive (i) his annual incentive bonus for the year in which the termination occurs, prorated based on the completed portion of the applicable performance period through the date of termination, with any performance metrics based on actual performance as determined at the end of the annual performance period, and (ii) a severance payment in the form of continued salary payments in an amount initially set at six (6) months of his monthly base salary, which was increased to twelve (12) months of his monthly base salary in January 2021 upon achieving certain stock price milestones.
Mr. Zemetra’s employment agreement also provides that, in the event of a change in control of Veritone, if his employment is terminated by the company without cause (as defined in his employment agreement), or he resigns for good reason (as defined in his employment agreement), during the six-month period prior to such change in control or 12-month period following such change in control, he shall be entitled to the same benefits and payments described above, and the following additional benefits: (a) any unvested portion of any time-based equity awards held by him will immediately vest, and (b) an additional severance payment equal to the sum of his annual base salary and two times his target annual incentive bonus (calculated pro rata for the year as of the date of cessation of employment), which amount shall be payable in a lump sum upon the later to occur of his termination date or such change in control.
As discussed above, the performance-based stock option granted to Mr. Zemetra has vested in full. Pursuant to the terms of Mr. Zemetra’s performance-based stock option agreement, in the event of a change in control of Veritone, such stock option shall be assumed, substituted or exchanged for an equivalent award by the successor entity, and shall remain exercisable for the remainder of the term thereof.

DIRECTOR COMPENSATION
We are eligible to, and have chosen to, comply with the director compensation disclosure rules applicable to a “smaller reporting company,” as defined in applicable SEC rules.
Overview
Our non-employee director compensation program is comprised of two key components: equity awards and cash retainer fees. Non-employee director compensation is reviewed by our Compensation Committee on an annual basis. The compensation components and amounts that were in effect for 2021 are described below.
•
Equity Awards:each non-employee director receives awards of time-based stock options and RSUs under the automatic grant program for non-employee directors approved by our Compensation Committee and issued under our 2017 Plan, including:

–
Initial Time-Based Stock Option Award for New Directors: on the date of initial appointment or election to our Board, each new director will be granted a number of NQSOs having a grant date value equal to a prorated portion of the $25,000 annual NQSO award (such proration based on 365 days less the number of days elapsed from the date of our last annual meeting of stockholders to the date of such initial appointment or election, and valued using the Black-Scholes method of valuation), which NQSOs will vest on the first anniversary of the grant date (or the day immediately preceding the date of the next regular annual meeting following the grant date, if earlier);

–
Annual RSU Award: on the date of each annual meeting of our stockholders, each director will be granted a number of RSUs having a grant date value equal to $75,000, which RSUs will vest on the first anniversary of the grant date (or the day immediately preceding the date of the next regular annual meeting following the grant date, if earlier); and

–
Annual Time-Based Stock Option Award: on the date of each annual meeting of our stockholders, each director will be granted a number of NQSOs having a grant date value equal to $25,000 (using the Black-Scholes method of valuation), which NQSOs will vest on the first anniversary of the grant date (or the immediately preceding the date of the next regular annual meeting following the grant date, if earlier);

•	Board Fees: on an annual basis, each non-employee director receives an annual cash retainer for serving as a member of our Board in the amount of $25,000; and
•
Committee Fees: on an annual basis, each non-employee director serving as a member of our Audit Committee, our Compensation Committee, or our Corporate Governance and Nominating Committee, receives an annual cash retainer in the amount of $7,500, $5,000, and $2,500, respectively. In addition, each non-employee director serving as Chairman of our Audit Committee, Chairman of our Compensation Committee, or Chairman of our Corporate Governance and Nominating Committee receives an additional annual cash retainer of $7,500, $5,000 and $2,500, respectively. In addition, each non-employee director serving as Chairman of our Audit Committee, Chairman of our Compensation Committee, or Chairman of our Corporate Governance and Nominating Committee will be granted a number of NQSOs having a grant date value equal to $5,000, $5,000, and $2,500 (using the Black-Scholes method of valuation), respectively, which NQSOs will vest on the first anniversary of the grant date (or the immediately preceding the date of the next regular annual meeting following the grant date, if earlier);

The annual cash retainer fees are paid in quarterly installments. Our directors are also reimbursed for expenses incurred in attending Board and/or committee meetings or in connection with other business activities on behalf of our company. All such expenses must be in accordance with our travel and expense reimbursement policy.
Our executive officers, Chad Steelberg and Ryan Steelberg, who also serve on our Board, do not receive any additional compensation for their service on our Board.

2021 Director Compensation
The table below sets forth cash compensation earned by each non-employee director, and the grant date fair values of equity awards granted to each non-employee director, during the fiscal year ended December 31, 2021. All compensation of Chad Steelberg and Ryan Steelberg is reported in the Summary Compensation Table on page 21 and has been excluded from the table below.
Name	Fees Earned or Paid in Cash(1) ($)	RSU Awards(2)(4) ($)	Option Awards(3)(4) ($)	Total ($)
Jeff P. Gehl	$35,000	$75,004	$27,523	$137,526
G. Louis Graziadio, III	35,000	75,004	25,027	135,031
Knute P. Kurtz	42,500	75,004	30,018	147,522
Nayaki R. Nayyar	30,000	75,004	25,027	130,031
Richard H. Taketa	42,500	75,004	30,018	147,522
(1)
Reflects cash retainer fees earned in 2021 by each non-employee director for service on our Board and committees of our Board, as applicable. The amounts reported for Messrs. Gehl, Kurtz and Taketa include additional retainer fees for serving as the Chairman of the Corporate Governance and Nominating Committee, the Audit Committee and the Compensation Committee, respectively.

(2)
Reflects the grant date fair values of RSU awards granted to each non-employee director in 2021, calculated in accordance with ASC Topic 718. RSUs representing a right to receive 3,575 shares of our common stock were awarded to each of our non-employee directors on June 24, 2021, and the grant date fair value of such awards was determined based on our closing stock price on such date, which was $20.98 per share. Such RSUs will vest in full on June 24, 2022.

(3)
Reflects the grant date fair values of option awards granted to each non-employee director in 2021, calculated in accordance with ASC Topic 718. Options representing a right to purchase shares of our common stock were awarded to each of our non-employee directors on June 24, 2021, with the strike price based on our closing stock price on such date, which was $20.98 per share. Such options will vest in full on June 24, 2022.

(4)	The number of stock awards, consisting of RSUs and options, held as of December 31, 2021 by each non-employee director serving on the Board on such date is set forth in the table below.
Name	Aggregate Number of Shares Underlying Outstanding RSUs	Aggregate Number of Shares Underlying Outstanding Options
Jeff P. Gehl	3,575	1,941
G. Louis Graziadio, III	3,575	1,765
Knute P. Kurtz	3,575	2,117
Nayaki R. Nayyar	3,575	1,765
Richard H. Taketa	3,575	2,117
Acceleration of Vesting of Equity Awards Upon Termination or Change in Control
The RSU agreements entered into with each of our non-employee directors pursuant to the automatic grant provisions of our 2017 Plan provide that, in the event of a change in control of Veritone (as defined in the agreements), or in the event that the director’s service is terminated due to death or permanent disability, all unvested RSUs held by such director will immediately vest.
OTHER AGREEMENTS
Indemnification of Directors and Officers
Our amended and restated certificate of incorporation and our Bylaws provide that we will indemnify our directors and officers to the fullest extent permitted under Delaware law, which prohibits our amended and restated certificate of incorporation from limiting the liability of our directors for the following:
•	any breach of the director’s duty of loyalty to us or our stockholders;
•	acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;
•	unlawful payment of dividends or unlawful stock repurchases or redemptions; or
•	any transaction from which the director derived an improper personal benefit.

Our amended and restated certificate of incorporation also provides that if Delaware law is amended to authorize corporate action further eliminating or limiting the personal liability of a director, then the liability of our directors will be eliminated or limited to the fullest extent permitted by Delaware law, as so amended. This limitation of liability does not apply to liabilities arising under the federal securities laws and does not affect the availability of equitable remedies such as injunctive relief or rescission.
Our amended and restated certificate of incorporation and our Bylaws also provide that we will indemnify our employees and agents to the fullest extent permitted by law. Our Bylaws also permit us to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in this capacity, regardless of whether we would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law. We have obtained directors’ and officers’ liability insurance.
We have entered into separate indemnification agreements with each of our directors and executive officers, in addition to indemnification provided for in our amended and restated certificate of incorporation and our Bylaws. These agreements, among other things, provide for indemnification of our directors and executive officers for expenses, judgments, fines and settlement amounts incurred by this person in any action or proceeding arising out of this person’s services as a director or executive officer or at our request. We will not indemnify such director or officer, however, for expenses and the payment of profits arising from the purchase and sale by the director or officer of securities in violation of Section 16(b) of the Exchange Act.
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
The Compensation Committee is currently comprised of three non-employee directors: Ms. Nayyar and Messrs. Gehl and Taketa, all of whom served on the Compensation Committee during 2021. None of the members of the Compensation Committee are or have been our officers or employees, and each member qualifies as an independent director as defined by Rules 5605(a)(2) and (d)(2) of the NASDAQ Listing Rules. No executive officer serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our Board or our Compensation Committee.
DELINQUENT SECTION 16(a) REPORTS
Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than ten percent of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and other equity securities. Officers, directors and greater than ten percent stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) reports they file. To our knowledge, based solely upon the review of reports filed electronically with the SEC during or with respect to fiscal year 2021 and written representations that no other reports were required, all of our officers, directors and greater than ten percent stockholders have complied with all applicable Section 16(a) filing requirements, except that.
TRANSACTIONS WITH RELATED PERSONS
Since January 1, 2020, there have been no transactions to which we have been a party in which the amount involved exceeds the lesser of $120,000 or one percent of the average of our total assets at the end of our last two completed fiscal years and in which any of our directors, executive officers or beneficial holders of more than 5% of our common stock, or an affiliate or immediate family member thereof, had or will have a direct or indirect material interest.
Policies and Procedures for Transactions with Related Persons
Our Board has adopted a written policy setting forth the policies and procedures for the review and approval or ratification of transactions with related persons. This policy covers, with certain exceptions set forth in Item 404 of Regulation S-K under the Securities Act, any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which we were or are to be a participant, where the amount involved exceeds $120,000 in any fiscal year and a related person had, has or will have a direct or indirect material interest, including without limitation, purchases of goods or services by or from the related person or entities in which the related person has a material interest, indebtedness, guarantees of indebtedness and employment by us of a related person. In reviewing and approving any such transactions, our Audit Committee is tasked to consider all relevant facts and circumstances, including, but not limited to, whether the transaction is on terms comparable to those that could be obtained in an arm’s length transaction and the extent of the related person’s interest in the transaction.
EQUITY COMPENSATION PLAN INFORMATION AT 2021 FISCAL YEAR END
The following table sets forth information with respect to securities authorized for issuance under our equity compensation plans as of December 31, 2021:
Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights (b)(3)	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (excluding securities reflected in column (a)) (c)
Equity Compensation Plans Approved by Security Holders(1)	9,691,255	$13.06	1,489,181
Equity Compensation Plans Not Approved by Security Holders(2)	888,162	$11.47	157,505
Total	10,580,133		1,646,686
(1)
The number of shares reflected in column (a) of the table above for equity compensation plans approved by security holders consists of: (i) outstanding options to purchase an aggregate of 8,921,255 shares of our common stock, which were granted under our 2014 Plan, 2017 Plan and 2018 Plan; and (ii) outstanding RSUs representing the right to receive upon vesting an aggregate of 770,716 shares of our common stock, which were awarded under our 2017 Plan. The number of shares reflected in column (c) of the table above for equity compensation plans approved by security holders consists of (a) an aggregate of 106,595 shares available for issuance under future grants made under our 2017 Plan and 2018 Plan as of December 31, 2021, and (b) 1,382,586 shares available for future issuance under our ESPP as of December 31, 2021, of which 67,386 shares were subsequently issued on January 31, 2022 for the purchase interval that had been open as of December 31, 2021. At the time of the adoption of the 2017 Plan, the Board resolved not to make any further awards under our 2014 Plan following our initial public offering. Our 2017 Plan provides that the number of shares reserved for issuance thereunder will increase automatically on the first trading day of January each calendar year by an amount equal to 3% of the total number of shares of common stock outstanding on the last trading day in December of the immediately preceding calendar year, up to an annual maximum of 750,000 shares. Our ESPP provides that the number of shares reserved for issuance thereunder will increase automatically on the first trading day of January each calendar year by an amount equal to 1% of the total number of shares of common stock outstanding on the last trading day in December of the immediately preceding calendar year, up to an annual maximum of 250,000 shares.

(2)
The number of shares reflected in column (a) of the table above for equity compensation plans not approved by security holders consists of: (i) outstanding options to purchase an aggregate of 421,750 shares of our common stock, which were granted under our Inducement Grant Plan; (ii) outstanding RSUs representing the right to receive upon vesting an aggregate of 115,745 shares of our common stock, which were awarded under our Inducement Grant Plan; and (iii) outstanding warrants to purchase an aggregate of 350,667 shares of our common stock, which were issued to consulting firms as partial consideration for services rendered to us. The number of shares reflected in column (c) of the table above for equity compensation plans not approved by security holders consists of 157,505 shares available for issuance under future grants made under our Inducement Grant Plan. See additional information regarding our Inducement Grant Plan under the heading “Inducement Grant Plan” above. On October 8, 2020, we granted to Mr. Zemetra under our Inducement Grant Plan options to purchase an aggregate of 180,000 shares of our common stock, having an exercise price of $11.10 per share, and an award of RSUs representing the right to receive upon vesting 40,000 shares of our common stock. 42,500 of these options awards and 20,000 of these RSU awards were outstanding as of December 31, 2021. The outstanding warrants are comprised of (1) a warrant to purchase up to 396,000 shares of our common stock, of which 156,720 were exercised during 2021, which was issued on April 14, 2020, has an exercise price of $3.01 per share, shall vest and become exercisable in three substantially equal installments of 133,333 shares upon the achievement of specified performance goals and/or a market condition (which market condition has been achieved), and expires on December 31, 2023; and (2) a warrant to purchase up to 20,000 shares of our common stock, which was issued on April 6, 2018, has an exercise price of $11.73 per share, was fully vested and exercisable upon issuance, and expires on April 6, 2023.

(3)
The weighted-average exercise prices reflected in column (b) represents the weighted-average exercise prices of outstanding options. All outstanding RSUs were awarded without payment of any purchase price. For equity compensation plans not approved by security holders, the weighted-average exercise price consists of: (i) a weighted-average exercise price of $17.86 with respect to options to purchase an aggregate of 436,750 shares of our common stock, and (ii) a weighted-average exercise price of $3.51 with respect to warrants to purchase an aggregate of 350,667 shares of our common stock.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth specified information with respect to the beneficial ownership of our common stock as of April 20, 2022 by: (1) each of our named executive officers serving at the time of filing of this proxy statement; (2) each of our directors; (3) all of our executive officers serving at the time of filing of this proxy statement and our directors as a group; and (4) each person (or group of affiliated persons) who is known by us to beneficially own more than 5% of the outstanding shares of our common stock.
	Amount and Nature of Shares Beneficially Owned(2)
Name and Address of Beneficial Owners(1)	Number	Percentage
Officers and Directors
Chad Steelberg(3)	5,421,961	13.7%
Ryan Steelberg(4)	5,289,570	13.5%
Michael L. Zemetra(5)	185,890	*
Jeff P. Gehl(6)	112,025	*
G. Louis Graziadio, III(7)	474,059	1.3%
Knute P. Kurtz	30,017	*
Nayaki R. Nayyar	26,314	*
Richard H. Taketa(8)	70,848	*
All executive officers and directors as a group (8 persons)(9)	11,617,413	27.2%

5% Stockholders
Banta Asset Management, LP(10) 517 30th Street Newport Beach, CA 92663	3,024,355	8.4%
Wellington Management Group LLP(11) (and certain of its subsidiaries) 100 Vanguard Blvd. Malvern, PA 19355	1,919,180	5.3%
BlackRock, Inc.(14) (and certain of its subsidiaries) 55 East 52nd Street New York, NY 10055	1,892,229	5.2%
*	Less than 1%
(1)	Unless otherwise indicated, the business address of each holder is c/o Veritone, Inc., 2420 17th St., Office 3002, Denver, Colorado 80202.
(2)
The beneficial ownership is calculated based on 36,062,187 shares of our common stock outstanding as of April 20, 2022. Beneficial ownership is determined in accordance with SEC rules. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options, warrants, RSUs and/or other rights held by that person that are exercisable and/or will be settled within 60 days after April 20, 2022 are deemed outstanding. Such shares, however, are not deemed outstanding for the purpose of computing the percentage of each other person. To our knowledge, except pursuant to applicable community property laws or as otherwise indicated, each person named in the table has sole voting and investment power with respect to the shares set forth opposite such person’s name, and none of such persons has pledged such shares as security for any obligation.

(3)
Includes (i) 160,426 shares of common stock held by CSVH, LLC; (ii) 425,603 shares of common stock held by Chad Steelberg’s son; (iii) 425,603 shares of common stock held by Chad Steelberg’s daughter; (iv) 425,603 shares of common stock held by Chad Steelberg’s spouse as custodian for his minor daughter; (v) 59,629 shares of common stock, and warrants to purchase 21,550 shares of common stock that are exercisable within 60 days after April 20, 2022 held by The C&CS Family Trust; and (vi) 3,513,157 shares of common stock subject to outstanding options that are exercisable within 60 days after April 20, 2022. Chad Steelberg is the sole member and manager of CSVH, LLC and, as such, has sole voting and dispositive power over all shares held by CSVH, LLC. Chad Steelberg is the trustee of The C&CS Family Trust and, as such, is deemed to have shared voting and dispositive power over all of the shares and options held by The C&CS Family Trust. Chad Steelberg is deemed to have shared voting and dispositive power with respect to all shares held by his son, his daughter, and his spouse as custodian for his minor daughter, but disclaims beneficial ownership of all such shares.

(4)
Includes (i) 2,003,349 shares of common stock held by RVH, LLC; (ii) 93,347 shares of common stock, and warrants to purchase 21,550 shares of common stock that are exercisable within 60 days after April 20, 2022, held by The RSS Living Trust;

(iii) 2,992,668 shares of common stock subject to outstanding options that are exercisable within 60 days after April 20, 2022. Ryan Steelberg is the sole member and manager of RVH, LLC and, as such, has sole voting and dispositive power over all shares held by RVH, LLC. Ryan Steelberg is the trustee of The RSS Living Trust and, as such, is deemed to have shared voting and dispositive power over all of the shares and options held by The RSS Living Trust.
(5)
Includes 145,000 shares of common stock subject to outstanding options that are exercisable within 60 days after April 20, 2022 and 5,000 shares of common stock that are issuable within 60 days after April 20, 2022 upon vesting and settlement of RSUs.

(6)
Includes (i) 29,400 shares of common stock held by Mr. Gehl as trustee of his living trust; and (ii) 43,184 shares of common stock held by BigBoy, LLC. Mr. Gehl is the Manager of BigBoy, LLC and has sole voting and dispositive power over all of the shares and warrants held by BigBoy, LLC.

(7)
Includes (a) 7,134 shares of common stock held by the George & Reva Graziadio Charitable Lead Annuity Trust; 206,508 shares of common stock held by Ginarra Partners, LLC; 16,091 shares of common stock held by Ginmarra Investors Fund 1, LLC; 9,034 shares of common stock held by the George & Reva Graziadio Grandchildren Trust II for the benefit of Mr. Graziadio’s children; 17,534 shares held by the Graziadio Dynasty Trust II; and 59,271 shares of common stock held by Boss Holdings, Inc., with respect to which Mr. Graziadio has sole voting and dispositive power; and (b) 4,868 shares held by Mr. Graziadio’s spouse; 5,534 shares of common stock held by Mr. Graziadio’s son; 5,534 shares of common stock held by Mr. Graziadio’s daughter; and 3,693 shares held by Western Metals Corporation, with respect to which Mr. Graziadio has shared voting and dispositive power. Mr. Graziadio disclaims beneficial ownership of all such shares, except to the extent of his pecuniary interest in such shares. Does not include (i) 117,592 shares of common stock held by the Graziadio Family Trust u/d/t 11/13/75, as Mr. Graziadio does not have any voting or dispositive power over any of such shares, and Mr. Graziadio disclaims beneficial ownership of such shares; and (ii) 2,334 shares of common stock held by the George and Reva Graziadio Foundation, as Mr. Graziadio does not have any voting or dispositive power over any of such shares, and Mr. Graziadio disclaims beneficial ownership of such shares.

(8)	Includes (i) 40,979 shares held by Mr. Taketa and his spouse as trustees of a family trust.
(9)
Includes (i) an aggregate of 4,042,324 shares of common stock held indirectly by our executive officers and directors, as described in footnotes (1) through (9) above; (ii) an aggregate of 6,693,925 shares of common stock subject to outstanding options that are exercisable within 60 days after April 20, 2022; and (iv) 5,000 shares of common stock issuable within 60 days after April 20, 2022 upon the settlement of RSUs that have vested or will vest during such time period.

(10)
The holder has sole voting and dispositive power with respect to 2,319,014 shares of common stock and has shared voting and dispositive power with respect to 705,341 shares of common stock. The beneficial ownership information reflected in the table is included in the Schedule 13G, Amendment No. 7, filed by the holder with the SEC on January 10, 2022.

(11)
The holder has shared voting power with respect to 1,786,481 shares of common stock and shared dispositive power with respect to 1,919,180 shares of common stock. The beneficial ownership information reflected in the table is included in the Schedule 13G filed by the holder with the SEC on February 14, 2022.

(12)
The holder has sole voting power with respect to 1,867,200 shares of common stock and has sole dispositive power with respect to 1,892,229 shares of common stock. The beneficial ownership information reflected in the table is included in the Schedule 13G filed by the holder with the SEC on February 3, 2022.

REPORT OF THE AUDIT COMMITTEE
Committee Members and Charter
The Audit Committee is currently comprised of three directors. None of the members serving on the Audit Committee are or have been officers or employees of Veritone, Inc. (“Veritone”) and each member qualifies as an independent director as defined by Rule 5605(a)(2) of the NASDAQ Listing Rules and Section 10A(m) of the Exchange Act and Rule 10A-3 promulgated thereunder. Veritone’s Board has determined that each of Messrs. Graziadio, Kurtz and Taketa is an “audit committee financial expert” as defined by the regulations promulgated by the SEC.
The Audit Committee operates under a written charter adopted by Veritone’s Board. The Audit Committee reviews its charter on an annual basis. A copy of the charter of the Audit Committee is available on Veritone’s website at investors.veritone.com. Veritone will also provide electronic or paper copies of the Audit Committee charter free of charge, upon request made to Veritone’s Secretary.
Role of the Audit Committee
Veritone’s management is responsible for Veritone’s financial reporting process, including its systems of internal control over financial reporting, and for the preparation of its financial statements in accordance with generally accepted accounting principles. Veritone’s independent registered public accounting firm is responsible for auditing those financial statements. The role and responsibility of the Audit Committee is to monitor and review these processes on behalf of the Board.
The members of the Audit Committee are not employees of Veritone and are not, nor do they represent themselves to be, accountants or auditors by profession, and they do not undertake to conduct auditing or accounting reviews or procedures. Therefore, in performing the Audit Committee’s oversight role, the Audit Committee necessarily must rely on management’s representations that it has maintained appropriate accounting and financial reporting principles and policies, and appropriate internal control over financial reporting and disclosure controls and procedures designed to ensure compliance with accounting standards and applicable laws and regulations, and that Veritone’s financial statements have been prepared with integrity and objectivity and in conformity with generally accepted accounting principles, and on the representations of the independent registered public accounting firm included in its reports on Veritone’s financial statements.
Report of the Audit Committee
The Audit Committee held seven meetings during 2021, including telephonic meetings. The meetings were designed, among other things, to facilitate and encourage communication among the Audit Committee, management, and Veritone’s independent registered public accounting firm. In addition to regular quarterly meetings of the Audit Committee, which correspond with the meetings of the Board, the Audit Committee held a telephonic meeting following the end of each quarter for the purpose of reviewing Veritone’s annual or quarterly financial statements and its proposed public communications regarding its operating results and other financial matters.
In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed with management the audited financial statements of Veritone for the fiscal year ended December 31, 2021, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant estimates and judgments, critical accounting policies and the clarity of disclosures in the financial statements. During 2021, the Audit Committee reviewed Veritone’s quarterly financial statements and its proposed public communications regarding its operating results and other financial matters, and reviewed Veritone’s quarterly reports on Form 10-Q and annual report on Form 10-K, including any amendments thereto, prior to filing.
The Audit Committee reviewed with Grant Thornton LLP (“Grant Thornton”), Veritone’s independent registered public accounting firm for the year ended December 31, 2021, who were responsible for expressing an opinion on the conformity of Veritone’s audited financial statements with U.S. generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of Veritone’s accounting principles, the reasonableness of significant estimates and judgments, critical accounting policies, the clarity of disclosures in the financial statements, and such other matters as are required to be discussed with the Audit Committee by Public Company Accounting Oversight Board Auditing Standard No. 1301 (Communications with Audit Committees).

The Audit Committee discussed with Grant Thornton the overall scope and plans for their annual audit and approved the fees to be paid to Grant Thornton in connection therewith. The Audit Committee also discussed with management and Grant Thornton the adequacy and effectiveness of Veritone’s disclosure controls and procedures and internal control over financial reporting. The Audit Committee met separately with Grant Thornton, without management present, to discuss the results of their examinations and the overall quality of Veritone’s financial reporting.
The Audit Committee also has discussed with Grant Thornton the matters required to be discussed by Public Company Accounting Oversight Board Rule 3526 (Communication with Audit Committees Concerning Independence). In addition, the Audit Committee has received the written disclosures and the letter from Grant Thornton as required by applicable requirements of the Public Company Accounting Oversight Board regarding communications with the Audit Committee concerning independence, and the Committee has discussed the independence of Grant Thornton with that firm. The Audit Committee has concluded that Grant Thornton is independent from Veritone and its management.
Based on the Audit Committee’s review of the matters noted above and its discussions with Veritone’s independent registered public accounting firm and Veritone’s management, the Audit Committee recommended to the Board that the audited financial statements be included in Veritone’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, including any amendments thereto.
Respectfully submitted,
Knute P. Kurtz, Chairman
G. Louis Graziadio, III
Richard H. Taketa
The material in this report is not “soliciting material” and is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference in any filing of Veritone under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

PROPOSAL TWO
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee of our Board has selected Grant Thornton LLP (“Grant Thornton”) as our independent registered public accounting firm for the fiscal year ending December 31, 2022. Grant Thornton audited our financial statements for the fiscal year ended December 31, 2021. Neither our Bylaws nor the Delaware General Corporation Law requires the approval by our stockholders of the selection of our independent registered public accounting firm, but in view of the importance of the financial statements to stockholders, our Board deems it desirable that our stockholders ratify the selection of such firm.
A representative of Grant Thornton will attend the annual meeting, will be given the opportunity to make a statement if he or she so desires, and will be available to respond to appropriate questions submitted by stockholders. If this proposal is not approved, the Audit Committee will reconsider its selection of our independent registered public accounting firm. Because the Audit Committee has the sole authority to appoint the independent registered public accounting firm, the ultimate decision to retain or appoint Grant Thornton in the future as our independent registered public accounting firm will be made by the Audit Committee based upon the best interests of Veritone at that time.
The Board recommends a vote “FOR” the ratification of the appointment of Grant Thornton as our independent registered public accounting firm for the fiscal year ending December 31, 2022.
ACCOUNTING MATTERS
Principal Independent Auditor Fees
The table below reflects the aggregate fees billed for audit, audit-related, tax and other services rendered by Grant Thornton for our fiscal years ended December 31, 2021 and 2020.
Fee Category	Year Ended December 31, 2021	Year Ended December 31, 2020
Audit Fees	$945,759	$505,900
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—
Total Fees	$945,759	$505,900
Audit Fees
Audit fees billed by Grant Thornton for both years consisted of fees for professional services rendered for: (i) the audit of our annual consolidated financial statements; (ii) the review of our consolidated financial statements included in our quarterly reports on Form 10-Q and annual report on Form 10-K; (iii) the review of our registration statements filed with the SEC in 2021 and 2022; (iv) for 2021, the review of accounting matters related to our acquisition of PandoLogic Ltd. in the third quarter of 2021; (v) for 2021 and 2022, reviews related to our financings; (v) for 2021, the review of accounting matters related to our issuance of senior convertible notes and (vi) reviews related to other filings with the SEC.
Audit-Related Fees
No audit-related services were rendered by Grant Thornton for 2020 or 2021.
Tax Fees
No tax related services were rendered by Grant Thornton for 2020 or 2021.
All Other Fees
No other services were rendered by Grant Thornton for 2020 or 2021.
Audit Committee Pre-Approval Policies and Procedures
Consistent with SEC rules, the Audit Committee has the responsibility for appointing, setting compensation for and overseeing the work of our independent registered public accounting firm. As such, the Audit Committee has established a policy of pre-approving all audit and permissible non-audit services provided to us by our independent registered public accounting firm. Prior to engagement, the Audit Committee pre-approves these services by category of service. The fees are budgeted and the Audit Committee requires the independent registered public accounting firm and management to report actual fees versus the budget periodically throughout the year by category of service. During the year, circumstances may arise that make it necessary to engage our independent registered public accounting firm for additional services not contemplated in the original pre-approval. In those instances, the Audit Committee requires specific pre-approval prior to engagement. All audit services provided by Grant Thornton during 2021 were approved by the Audit Committee pursuant to this policy.
The Audit Committee may delegate pre-approval authority to one or more of its members. The member to whom such authority is delegated must report, for informational purposes only, any pre-approval decisions to the Audit Committee at its next scheduled meeting.
The Audit Committee reviewed and discussed the services, in addition to audit services, rendered by Grant Thornton during 2021, as well as the fees paid therefor, and has determined that the provision of such other services by Grant Thornton, and the fees paid therefor, were compatible with maintaining Grant Thornton’s independence.

VERITONE, INC.
2420 17TH STREET
THIRD FLOOR
DENVER, CO 80202

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com** or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. Eastern Time on June 16, 2022. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/VERI2022**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. Eastern Time on June 16, 2022. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D84553-P73909 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

VERITONE, INC.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Knute P. Kurtz
02) Nayaki R. Nayyar

The Board of Directors recommends you vote FOR proposal 2:

	For	Against	Abstain
2. Ratification of appointment of Grant Thornton LLP as Veritone, Inc.'s independent registered public accounting firm for the year ending December 31, 2022.	☐	☐	☐

NOTE: In their discretion, the proxies are authorized to vote upon such other business as may properly be brought before the meeting.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Form 10-K and Notice and Proxy Statement are available at www.proxyvote.com.

D84554-P73909

VERITONE, INC.
2022 ANNUAL MEETING OF STOCKHOLDERS
FRIDAY, JUNE 17, 2022, 10:30 A.M., MOUNTAIN TIME
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

Chad Steelberg and Michael L. Zemetra, or either of them, each with the power of substitution, are hereby authorized to represent and to vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of Veritone, Inc. to be held on Friday, June 17, 2022 at 10:30 A.M., Mountain Time, as a virtual meeting via the Internet at www.virtualshareholdermeeting.com/VERI2022, and any adjournment or postponement thereof.

Shares represented by this proxy will be voted as directed by the stockholder. If no such directions are indicated, the proxies will have authority to vote FOR all director nominees in proposal 1 and FOR proposal 2.

In their discretion, the proxies are authorized to vote upon such other business as my properly come before the meeting.

Continued and to be signed on reverse side